===============================================================================






                                   EXHIBIT-2*






------------
*Pursuant to a request for Confidential Treatment under Rule 24b-2 of the Securities and Exchange Act of 1934, as amended, confidential portions have been omitted and filed separately with the Commission.

===============================================================================

Services Agreement for Switched Voice Miscellaneous Services







                               SERVICES AGREEMENT

                                   RELATING TO

                      SWITCHED VOICE MISCELLANEOUS SERVICES

                                     BETWEEN

                               FRANCE TELECOM S.A.

                                       AND

                                   EQUANT N.V.

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Services Agreement for Switched Voice Miscellaneous Services


                                TABLE OF CONTENTS

1.       DEFINITIONS AND INTERPRETATION......................................3
2.       PURPOSE AND SCOPE...................................................6
3.       TERM................................................................6
4.       SERVICE ORDERS......................................................7
5.       FT'S OBLIGATIONS....................................................7
6.       EQUANTS OBLIGATIONS ................................................8
7.       FEES................................................................8
8.       PAYMENT TERMS, TAXES...............................................10
9.       TERMINATION........................................................11
10.      RELATIONSHIP MANAGEMENT AND DISPUTE RESOLUTION.....................11
11.      CONFIDENTIALITY, PUBLIC ANNOUNCEMENTS..............................12
12.      LIABILITY..........................................................13
13.      INDEMNIFICATION....................................................14
14.      FORCE MAJEURE......................................................14
15.      INSURANCE..........................................................15
16.      CHANGE OF CONTROL..................................................15
17.      NOTICES............................................................15
18.      CHANGE CONTROL PROCEDURE...........................................15
19.      MISCELLANEOUS......................................................16
APPENDIX 1 - DESCRIPTION OF THE SERVICES....................................19
1.       GENERAL REQUIREMENTS...............................................19
2.       HOUSING OF EQUIPMENT...............................................19
3.       SUPPORT TO SERVICE IMPLEMENTATION..................................20
4.       OPERATIONS.........................................................23
APPENDIX 2 - QUALITY AND PERFORMANCE MANAGEMENT.............................28
1.       KEY PERFORMANCE INDICATORS (KPIS)..................................28
2.       HOUSING KPIS.......................................................28
3.       SERVICES IMPLEMENTATION KPIS.......................................28
4.       VOICE OPERATIONS KPIS..............................................28
5.       BCR................................................................28
6.       CREDIT.............................................................29
7.       MEASUREMENTS.......................................................29
8.       REPORTING..........................................................29
9.       PERFORMANCE REVIEW.................................................30
10.      SERVICE IMPROVEMENT PLANS (SIPS)...................................31
APPENDIX 3 - EQUANT EQUIPMENT...............................................32
APPENDIX 4 - KPIS AND FEE CREDITS...........................................33
APPENDIX 5 - SERVICE ORDER FORM.............................................36
APPENDIX 6 - EQUANT AND FT - FAULT MNGT ESCALATION LISTS....................39
APPENDIX 7 - REPORTING POINT OF CONTACT LIST................................41
APPENDIX 8 - MINIMUM INVOICE DETAIL REQUIREMENTS ...........................42

Services Agreement for Switched Voice Miscellaneous Services


This Agreement is made as of the Effective Date between:

(1) FRANCE TELECOM S.A., a French company having its registered office at 6, place d'Alleray, 75015 Paris, France, hereinafter referred to as "FT"; and

(2) EQUANT N.V. a company organised under the laws of the Netherlands, with its principal office at Gatwickstraat 21-23, 1043 GL Amsterdam-Sloterdijk, hereinafter referred to as "Equant";


RECITALS:

(A) The Parties each provide Switched Voice Services on their respective voice networks.

(B) The Parties desire that as of the Effective Date, FT will have full responsibility for the definition of its requirements with respect to the operations and management guidelines for the switched voice services on the Network for the benefit of both FT and Equant, including with respect to the supply of the switched voice service from Equant to FT as further described herein.

(C) FT has requested and Equant has agreed, that Equant provide certain operational services to FT relating to switched voice services.

NOW, THEREFORE, in consideration of the mutual promises set forth below, the Parties hereby agree as follows:

1.   DEFINITIONS AND INTERPRETATION

1.1 In this Agreement, words with initial capitals have the meaning set out in below:


     "Affiliate"                     means,  with  respect to any Person,  any other Person  controlled  by, under common control with, or controlling such Person. For the purposes of this Agreement: (a) the term "control" means a Person's (1) ownership, directly or indirectly, of equity securities entitling it to exercise in the aggregate at least 50% of the voting power of the entity in question;
                                     or (2) possession directly or indirectly, of the power to direct or cause the direction of the management and policies of or with respect to the entity in question, whether through ownership of securities, by contract or otherwise; (b) any reference to an Affiliate of FT means any Affiliate excluding Equant and its Subsidiaries; and (c) any reference to an
                                     Affiliate of Equant means a Subsidiary of Equant;

     "Agreement"                     means this Agreement, its Appendices, and Service Orders;

     "Carriers"                      means (a) public telecommunications operators; (b) wholesale providers of bandwidth, Internet connectivity, signalling and/or switched voice products; and (c) mobile operators;

     "Change Control Procedure"      means the procedure governing all changes to this Agreement and any
                                     Service Order as set out in Section 18;

     "Confidential Information"      means any matters confidential or secret information or data that is of value to the Party disclosing such information, including confidential or secret (a) scientific or technical information; (b)
                                     information relative to the current or proposed business, sales, and marketing plans of the Party disclosing such information and financial information related thereto; (c) drawings, designs, computer programs and software devices; (d) costs and pricing information, and (e) the contents of this Agreement, provided, however, the term "Confidential


Services Agreement for Switched Voice Miscellaneous Services


                                     Information" shall not include any information that (i) is now in or subsequently enters the public domain through means other than direct or indirect disclosure by either Party in violation of the terms of this
                                     Agreement; (ii) is already in the possession of the Party receiving such information free of any known confidential obligation to any other party; or (iii) is lawfully communicated to the Party receiving the information by a third party, free of any known confidential obligation, subsequent to the time of communication thereof by, through or on behalf of the other Party;

     "Contribution Agreement"        means the agreement of that name, dated 19 November 2000 between
                                     France Telecom, Atlas Telecommunications S.A and Equant;

     "Costs"                         means Equant's actual total costs (direct and indirect) incurred by
                                     Equant in providing (directly or indirectly) the Services;

     "Credits"                       means the rebates available to FT in the event that Equant fails to comply with the service levels suggested in Appendix 2 and 4

     "Data Protection Directives"    means the European Union Directive entitled "Directive 95/46/EC of the European Parliament and of the Council of 24 October 1995 on the
                                     protection of individuals with regard to the processing of personal data and on the free movement of such data" and the European Union Directive entitled "Directive 97/66/EC concerning the processing of personal data and the protection of privacy in the telecommunications sector" and any future European Union directives relating to data protection;

     "Effective Date"                means the date of Closing of the Contribution Agreement (as such term and process is defined therein);

     "Equant"                        means Equant N.V. and its Affiliates existing immediately prior to the Effective Date;

     "Equant Equipment"              means Equipment owned or leased by Equant or any of its Affiliates and installed at a Site listed in Appendix 3, as updated from time to time;

     "Equipment"                     means voice switches, related Software, circuits, systems and other telecommunications equipment, to be used by Equant in providing Services or support for Services to FT, and reference thereto shall mean both FT
                                     Equipment or Equant Equipment as applicable;

     "Fees"                          means Equant's fees for providing the Services under this Agreement;

     "Force Majeure"                 means events outside the reasonable control of the Parties, including acts of God, fire, flood, or other natural catastrophes; any law, order, regulation or request of governmental authorities of competent jurisdiction, national emergencies, insurrections, riots, wars, or strikes, lock-outs, work stoppages or other labour difficulties (except with respect to employees of the Parties and their respective
                                     Affiliates), power failures, or severe weather conditions;

     "FT Equipment"                  means Equipment owned or leased by FT or its Affiliates and installed at a Site listed in Appendix 3, as updated from time to time;

     "Global One"                    means Global One Communications World Holding B.V. and Global One
                                     Communications Holding B.V. and their affiliated companies immediately prior to the Effective Date;


Services Agreement for Switched Voice Miscellaneous Services


     "Initial Term"                  means the minimum term of a Service Order as set out in the Service
                                     Order Form;

     "Intellectual Property Rights"  means any letters patent, patented articles, patent applications, designs, trade marks, service marks, trade or business names, domain names, copyrights, database rights, inventions whether or not capable of protection by patent or registration and know-how, whether registered or unregistered and including applications for the grant of any such rights of the foregoing descriptions and all rights or forms of protection having equivalent or similar effect anywhere in the world;

     "Mark Up"                       "Material Default" means (a) a Party's breach of any of the material terms or conditions of an Agreement including the failure to make any payment when due; (b) insolvency, bankruptcy, receivership or dissolution or any similar proceedings initiated by or against a Party or a material portion of its assets, in any jurisdiction; or (c) the execution by a Party of an assignment for the benefit of creditors or any other transfer or assignment of a similar nature (it being understood that the execution of any third party financing agreement(s) shall not constitute a Material Default);

     "Network"                       means the Global One originated voice switches and related switched voice equipment, excluding such switches and equipment located in Russia;

     "Person"                        means any individual, corporation, joint venture, unincorporated syndicate, unincorporated organisation, trust, trustee, executor, administrator or other legal representative;

     "Personal Data"                 means all data and other information constituting personal data in respect of which employees or customers of a Party are data subjects which are processed by the other Party in connection with this Agreement and which is not processed by such Party as a result of an agreement directly between itself and the other Party's employee or customer, whether that data or information is in oral, visual or written form or is recorded in any other medium. For the purposes of this definition, "data subject" and "processing" have the meaning given to those terms by the
                                     Data Protection Legislation and "processed" will have a corresponding meaning;

     "Services"                      means the switched voice services, operational and support services as more fully described in Section 7.1 and Appendix 1 excluding access and termination as described in Section 7.1.5. and Section 4.4.6 of
                                     Appendix 1, which are provided by Equant to FT in the countries listed in
                                     Appendix 3;

     "Service Order"                 means an order for Services placed with Equant in the format as substantially as set out in Appendix 5;

     "Sites"                         means premises owned, under the control of or leased by Equant and its Affiliates and listed in Appendix 3;

     "Subsidiary"                    means, with respect to any Person, any other Person controlled by such Person;

     "Sub-Contractor"                means a Person to whom any products or services may be sub-contracted pursuant to any Agreement, being either (a) any Affiliate of Party; or
                                     (b) any other third party agreed from time to time by a Party, such agreement not be unreasonably withheld or delayed; or (d) any sub-contractor of any of the Persons specified in (a) to (b) above;



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

Services Agreement for Switched Voice Miscellaneous Services



     "Working Day"                   means local business days 8.30 am to 6.30 pm local time excluding bank and public holidays in the countries in which the relevant Sites are located.


1.2 The terms defined above include the plural as well as the singular. Unless otherwise expressly stated, the words "herein", "hereof", and "hereunder" and other words of similar import refer to the relevant Agreement as a whole and not to any particular Article, Section, provision or paragraph. "Article", "Section" and "Annex" references refer to articles and sections of, and annexes to, this Agreement. The words "include" and "including" shall not be construed as terms of limitation. The words "day", "month", and "year" mean, respectively, calendar day, calendar month and calendar year, and the words "writing" or "written" mean preserved or presented in retrievable or reproducible form, whether electronic (except for voice mail) or hard copy, unless otherwise stated herein. The word "or" shall mean "and/or" unless the context specifically requires otherwise. Any amounts expressed in dollars or preceded by "$" shall refer to United States dollars, unless specified otherwise. The headings used in this Agreement are included for convenience only and are not to be used in construing or interpreting this Agreement.

1.3 References to "Parties" in this Agreement means FT, Equant and each of such Party's Affiliates which will either be supplying products or services under any Agreement and references to a "Party" means either (a) FT or the relevant FT Affiliate; or (b) Equant or the relevant Equant Affiliate, as the context requires, and such terms as "each", "either", "both", "the" or "neither" prefacing the use of the words "Party" or "Parties" shall be construed accordingly.

1.4 References to "FT" and "Equant" mean respectively France Telecom S.A. and Equant N.V. except (a) where the reference is in the context of the supply of any product or service where the reference will be to the relevant Affiliate; or (b) where the reference is to the granting of any Intellectual Property Right where the reference is to the Affiliate owning such rights or having contractual rights to licence same.

1.5 Execution of this Agreement is subject to Equant's Independent Directors, in accordance with Equant's Articles of Association and the Contribution Agreement.

2.   PURPOSE AND SCOPE

2.1 This Agreement sets out the terms and conditions for the following Services to be supplied by Equant to FT (pursuant to duly completed Service Orders), all as more fully described in Appendix 1 at the locations set forth in Appendix 3:

     (a)  Services including associated manpower services;

     (b)  supply of Equipment to support the Services ;

     (c)  Equipment maintenance;

     (d)  Equipment housing; and

     (e)  switched voice access and termination in support of the Services.

2.2 This Agreement does not cover any services or support on Equant networks or related to Equant products and services unless otherwise expressly set out in this Agreement.

3.   TERM

3.1 This Agreement shall be effective as from the Effective Date and will continue for an initial term of 36 months ("Initial Term"), unless terminated earlier pursuant to Section 9.

Services Agreement for Switched Voice Miscellaneous Services


3.2 Following this 36-month period, this Agreement will be automatically extended for 6-month terms unless either Party provides the other with 3 months notice of its intention to terminate this Agreement.

3.3 The Parties will enter into annual good-faith discussions to review the terms of this Agreement.

3.4 Notwithstanding Section 3.1, this Agreement will continue in full force and effect until the date of expiry of all Service Orders.

4.   SERVICE ORDERS

4.1 Services shall be provided pursuant to a Service Order agreed between the Parties.

4.2 Each Service Order duly completed in accordance with the Service Order Form shall come into force on its date of signature by both Parties.

4.3 Each Service Order shall state on the Service Order Form the Initial Term for which the Services shall be provided. This Initial Term shall start as from the Service Order Acceptance Date.

4.4 All Service Orders, as per Appendix 5, shall be completed based on forecasts provided by FT 30 Working Days prior to the end of each quarter. Equant shall have 8 Working Days from the Service Order date in which to provide any queries, which it may have with respect to the forecast. FT shall have 5 Working Days in which to respond to the queries.

     For all Service Orders for which either: there is no query, or the query has been responded to by FT, Equant shall provide a fee forecast (a "Fee Forecast") for the Services within 10 Working Days based on the following joint process:

          (a) FT will provide to Equant the forecast by activity and a detailed project plan of centralization/optimization of voice operations;
          (b) Equant shall use the index set forth in Appendix 5 to measure the scope of activity requested by FT;
          (c)  The Fee Forecast shall be based on such index;
          (d) Equant shall factor the impact of the project plan into the Fee Forecasts;
          (e) Equant shall show clearly in the Fee Forecast any cost reductions, which result from a centralization of activities.

     Within 5 Working Days, FT will accept or decline the Fee Forecast as appropriate. If FT declines the Fee Forecast, then a maximum of 2 working days will be allocated for resolution. In the event that the Parties cannot resolve the matter within 2 Working Days, the procedure defined in Section
     7.1.6 shall apply. If the procedure set forth in Section 7.1.6 does not work, the matter shall be referred to the Steering Committee such as described in Section 10 (a). If FT accepts the Fee Forecast, it shall place the Service Order and this shall constitute the Service Order Acceptance Date.

     Until the end of the Transition Period defined in Section 7.1, there shall be a reconciliation at the end of each quarter to confirm that all applicable costs were in fact covered. Equant is responsible to put in place the necessary resources to meet the requirements set forth in the Service Orders. The Service Order may be updated during the quarter by an appendix to the Service Order, which reflects ad hoc requirements, which may arise.

4.5 Each Party shall be entitled to cancel or amend a Service Order subject to the Change Control Procedure as per Section 18.


5.   FT'S OBLIGATIONS

     FT agrees:

Services Agreement for Switched Voice Miscellaneous Services


       (a) to pay Equant the Fees provided for in this Agreement in accordance with the provisions of Section 7;

       (b) to provide Equant with all reasonable assistance to enable Equant to carry out its obligations under this Agreement and the Service Orders;

       (c) to comply with all other of its obligations specified in this Agreement and in the applicable Service Orders;

       (d) to comply with all relevant local, national and supranational laws in each jurisdiction where the Services are rendered;

       (e) to provide the activity forecasts as further described in Section 4 and in accordance with the form attached as Appendix 5.

6.     EQUANT'S OBLIGATIONS

       Equant agrees:

       (a) to provide FT with Services in accordance with the provisions of this Agreement and the Service Orders, in particular Appendix 1;

       (b) to comply with all relevant local, national and supranational laws in each jurisdiction in which it provides Services to FT;

       (c) to meet monthly KPIs and provide KPIs reports and fee credit reports as per Appendix 4;

       (d) to comply with all other of its obligations specified in this Agreement and in the applicable Service Orders.


7.     FEES

7.1    Services

7.1.1(*)

7.1.2(*)

7.1.3(*)

7.1.4(*)

7.1.5 The invoice for the Services will include Fees for each Service described in 7.1 and supporting documentation where applicable. The level of invoice detail is defined in Appendix 8.

7.1.6(*)

7.2    Termination from a Third Party:

7.2.1(*)

7.2.2(*)

7.2.3 Equant shall make monthly adjustments to the fees by reference to what was invoiced by the third party in m+1 against what was actually paid by Equant to the third party in m+2. The adjustment will be applied to the next month's invoice.

7.2.4 FT shall provide instructions to Equant if it desires Equant to dispute any third party invoice. Unless Equant receives instructions not to pay, Equant shall pay the full invoice to the third party. FT shall make payment to Equant corresponding to the amount that it instructs Equant to pay to any third party provider for access and termination. When the dispute is resolved t FT's satisfaction, FT shall make the necessary adjustments, if any, to Equant.

7.2.5 A review by the Parties of the total outgoings and receipts related to voice termination shall take place every quarter to ensure the positive cash position of Equant.

7.2.6 In case of termination of the Agreement, FT shall be liable for voice termination costs up to the date of termination of the voice termination contract with the third party provider.

7.3 Equant shall put in place a process to collect Services activity data starting in January 2002. FT and Equant agree that they shall share responsibility for the voice operations cost optimisation and they will set up common objectives to achieve such cost optimisation.

7.4 All internal sign-offs for expenditure under this Agreement shall follow the Parties' approved financial processes.

Services Agreement for Switched Voice Miscellaneous Services


----------------------------------------------------------------------------------------------------------
                                                                                                 Equant
    Period     Main steps (rolling-over month-after-month)                       Invoice flow   Cash Flow
----------------------------------------------------------------------------------------------------------
  Feb   M-3    Activity generated in M-3
----------------------------------------------------------------------------------------------------------
  Mar   M-2
----------------------------------------------------------------------------------------------------------
  Apr   M-1    End-of-month: EQ bills (M) monthly advance based-on M-3 activity        x
               (payable in 60 days)
----------------------------------------------------------------------------------------------------------
  May   M
----------------------------------------------------------------------------------------------------------
  Jun   M+1    Mid-month: EQ receives carrier invoices for M activities               x
               (payable in 30 days)
               End-of-month: FT pays EQ of the month M advance                                    +
----------------------------------------------------------------------------------------------------------
  Jul   M+2    Mid-month: EQ pays carrier invoices for the month M activities                     -
----------------------------------------------------------------------------------------------------------
  Aug   M+3
----------------------------------------------------------------------------------------------------------


8. PAYMENT TERMS, TAXES

8.1  All Fees relating to Services shall be invoiced and paid in Euros.

8.2 All Fees shall be payable within 60 days of the date of the invoice to which the payment relates, subject to Section 7, unless otherwise expressly stated in this Agreement.

8.3 Any credits or debits, to be paid by Equant to FT, will be applied on the next invoice issued by Equant to FT following the month in which the credit or debit is due. For third party credits or debits, Equant shall apply such credit or debit in the month following receipt by Equant.

8.4 All Fees have been quoted exclusive of any taxes, levies, duties, withholding taxes or similar charges, direct or indirect, which could be levied as a result of the execution of this Agreement.

     All VAT, other transfer, other excise and similar taxes applicable to the provision of Services shall be payable by FT except (i) taxes that, by applicable law, are the primary liability of Equant such as tax on Equant's income and (ii) to the extent otherwise agreed by Equant and FT.

     Unless otherwise stated, if any payment under this Agreement is subject to any deduction or withholding on account of gross-basis income taxes imposed by the jurisdiction in which FT is a resident, FT shall pay such additional amounts as may be necessary, such that Equant receives the amount it would have received had no such deduction or withholding been imposed. FT and Equant shall negotiate in good faith in any such instance regarding the possible reimbursement of FT to the extent that Equant receives a credit for such taxes.

Services Agreement for Switched Voice Miscellaneous Services


8.5 FT shall be entitled on reasonable grounds to dispute any Fee invoiced. In such case, FT shall give Equant notice within 30 Working Days of receipt of the disputed invoice, specifying the disputed amount, together with such supporting documentation as shall be necessary to substantiate its claim. The Parties shall co-operate to resolve the dispute in an expeditious manner and in any event within 45 Working Days of the date of notification. No claims shall be valid if such notice and documentation is not delivered within such 30 Working Day period. In no event shall either Party withhold any part of any invoice, which is not the subject of a bona fide dispute. If the dispute is not resolved within the above-prescribed period, it shall be referred to the Steering Committee. Disputed invoices shall be reviewed at least quarterly by the Steering Committee and the Parties shall make their best efforts to settle all disputes before year-end.

8.6 All amounts due hereunder that are not paid when due, including any amount disputed by FT which is subsequently determined to be due to Equant, shall accrue extended payment interest at the rate per annum of 2% above the 3-month Euribor rate in effect from time to time calculated on a daily basis from the date on which payment became due to the date such payment is received by Equant or the highest rate applicable by law, whichever is the lesser.

9.   TERMINATION

9.1 Either Party shall be entitled to terminate this Agreement or any Service Order in accordance with Sections 16 or 19.8.

9.2 In the event of a termination of this Agreement pursuant to Sections 16 and/or 19.8, the Parties shall agree on a transition plan (the duration of which shall be no less than required for FT to continue to provide Services under outstanding Service Orders). The Parties shall continue to co-operate at all times during the transition period and agree that the terms and conditions of this Agreement shall continue to govern such co-operation, as applicable.

10.  RELATIONSHIP MANAGEMENT AND DISPUTE RESOLUTION

(a)  Steering Committee

     The Parties agree to set up a steering committee ("Steering Committee") in charge of the execution of this Agreement and to act in the event of a disagreement on the execution or the interpretation of this Agreement. Each Party shall appoint a senior representative to the Steering Committee having sufficient authority and powers to bind the Parties in relation to such disputes. Each Party shall appoint operational representatives who will act as the sole day to day contact points for each Party. The Steering Committee shall meet each time one of the Parties so requires and in addition at least twice a year (whether in person or otherwise). The minutes of the Steering Committee shall be drafted by the Parties as soon as practicable but not later than 14 days after the date of any meeting and be amended and finally approved by exchange of e-mails.

(b)  Annual Review

     Through the Steering Committee, the Parties shall conduct a formal review of the performance of this Agreement once in each 12 month period. Such review shall include services, support, pricing, and customer issues.

(c)  Dispute Resolution

     (i) If a Party ("the Disputing Party") wishes to invoke the dispute procedure specified in this Section 10 it shall as soon as reasonably practicable notify its representatives of the Steering Committee of such dispute. The Disputing Party shall include with such notice all relevant details including the nature and extent of the dispute;

     (ii) following a notification under the Section 10(c)(I), the representatives shall convene the Steering Committee which, in good faith shall use all reasonable endeavours to resolve the dispute. If no agreement is reached at the level of the Steering Committee,

Services Agreement for Switched Voice Miscellaneous Services


          the dispute may be escalated by any of the Parties to the level of the Executive Boards of the Parties. If a Party escalates a dispute, it shall record for the benefit of the next level all relevant details including what is agreed and what is not agreed concerning the dispute;

    (iii) no change to a representative shall be effective until it has been notified to the other Party;

    (iv) the above procedures are without prejudice to any other rights and remedies that may be available in respect of any breach of any provision of this Agreement;

    (v) all disputes arising under or in connection with this Agreement which cannot be settled through the dispute resolution procedure set forth herein shall be finally settled by a board of 3 arbitrators in accordance with the Rules of Conciliation and Arbitration of the International Chamber of Commerce. The arbitration shall take place in the Netherlands and all proceedings shall be in the English language. The decision reached by the arbitrators shall be final and either Party may seek to have the arbitral award enforced by any court of competent jurisdiction;

    (vi) each Party shall have the right to seek injunctive relief from any court of competent jurisdiction pending the establishment of the arbitral tribunal, injunctive relief in aid of arbitration or to protect the rights of such Party. Any request for such interim relief by a Party shall not be deemed incompatible with, or a waiver of, this agreement to arbitrate.

11. CONFIDENTIALITY, PUBLIC ANNOUNCEMENTS

11.1 All Confidential Information shall be deemed the proprietary and confidential information of the disclosing Party and shall be used by the other Party only in accordance with this Agreement. Each Party shall be responsible for the performance by its respective Affiliates of the obligations under this Section 11 with respect to Confidential Information.

11.2 With respect to all such Confidential Information, the receiving Party shall:

    (i) receive and hold such Confidential Information in confidence and in the same manner the receiving Party treats its own proprietary or confidential information;

    (ii) restrict disclosure of such Confidential Information solely to those employees, advisers and consultants with a need to know in connection with the performance of this Agreement or the business of the Parties and not make any further use or disclosure without the prior written permission of the disclosing Party;

    (iii) advise those employees, advisers and consultants, given access to such Confidential Information of their obligations with respect to such information; and

    (iv) not copy or reproduce any of such Confidential Information except to the extent necessary to perform this Agreement.

11.2 If either Party becomes subject to a mandatory requirement of any judicial, governmental or regulatory authority having jurisdiction over such Party to disclose Confidential Information, such Party shall give the Party which disclosed such Confidential Information notice as soon as practicable of such disclosure obligation and shall take any reasonable and lawful steps to limit the amount of Confidential Information to be disclosed.

11.3 All such Confidential Information disclosed by any Party to the other in tangible form shall, upon the request of the disclosing Party, and in any event upon termination of this Agreement, be returned to it or destroyed.

11.4 Neither Party shall be liable to the other in damages for inadvertent, accidental, unauthorised, or mistaken disclosure by its employees of Confidential Information obtained pursuant to this Agreement.


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11.5     The provisions of this Section 11 shall survive the termination or expiration of this Agreement for a period of 5 years following such termination or expiration.

11.6 No Party shall make any public announcement with respect to any Agreement, without the prior written consent of FT and Equant.


12.      LIABILITY

12.1 Neither Party shall be liable to the other for consequential, indirect, exemplary or special damages, including damages for lost profits, revenue, opportunity, damage to or loss of data or other economic loss, regardless of the form of action whether in contract, indemnity, warranty, strict liability, or tort, including negligence, with regard to their performance or non-performance under this Agreement, or the provision of any products, services or other conduct under this Agreement.

12.2 Each Party providing products, services or support under this Agreement shall use reasonable efforts to provide its products, services or support in accordance with the terms and conditions of this Agreement. However, except in respect to any service level arrangements that may be agreed, neither Party shall guarantee to the other that the products or services provided by such Party shall not be affected by any delay, interruption, breakdown or failure or by any failure in or breakdown of such Party's transmission facilities associated with such Products or services, provided that in each case, such event was not caused by a Material Default of such Party in the execution of its contractual obligations and that the providing Party shall exert all efforts to the best of its abilities, to mitigate the consequences of such event for the other Party.

12.3 Notwithstanding anything in this Agreement, neither Party shall be liable to the other for any claims arising out of a breach in the privacy or security of communications transmitted over such Party's facilities, unless such breach in the privacy or security of such communications is a result of the willful misconduct of such Party.

12.4 Except for (a) claims arising from death or personal injury (for which no limit applies); (b) claims arising from breach of third party Intellectual Property Rights; (c) unpaid invoices; (d) credits under any service level agreements; or (e) claims arising from breach of confidentiality, the Parties cumulative liability for damages under this Agreement, for any cause whatsoever, and regardless of the form of action, whether in tort or contract, shall be limited to the lesser of Euros 7,500,000 per event, or series of connected events, or the amount invoiced for the purchase of the products or services to which the claim relates, by either Party during the 12 month period immediately prior to the occurrence of the event that gave rise to the cause of action.

13.      INDEMNIFICATION

13.1 Except as otherwise provided herein, Equant and France Telecom S.A. (on behalf of themselves and their respective Affiliates) (each an "Indemnifying Party") hereby agree to defend, indemnify and hold the other Party, its Affiliates and their respective directors, officers, employees, and/or subcontractors harmless from and against any and all claims, actions or demands against the other Party, its Affiliates and their respective directors, officers, employees and/or subcontractors and from and against any and all damages, liabilities and expenses, including defence costs and legal fees, for injury to or death of any person and for loss of or damage to any and all real or personal property, whether tangible or intangible, arising out of the willful misconduct or negligent acts or omissions of the Indemnifying Party or its appointed agents, distributors and representatives, related to the Indemnifying Party's performance or non-performance of its obligations under this Agreement, including the Indemnifying Party's sale of products, or performance of services, dealings with customers, or any representation, act or omission made by the Indemnifying Party.

13.2 If notified in writing of any action brought against the Indemnified Party based on a claim that the Software or any equipment provided by the Indemnifying Party to the Indemnified Party as


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         an integral part of any product or service infringes any Intellectual
         Property Right, the Indemnifying Party shall defend any such action at its expense and shall pay any and all fees, costs or damages that may be finally awarded in such action and/or settlement thereof, provided that the Indemnified Party gives the Indemnifying Party reasonable assistance to defend and/or settle such claim. In the event that an injunction, whether temporary or permanent, is obtained against the Indemnified Party prohibiting use of the Software or equipment provided to the Indemnified Party as an integral part of any product or service, or any part thereof, by reason of such infringement, the Indemnifying Party shall, at its option, either: (a) at the Indemnifying Party's expense, procure the right for the Indemnified Party to continue using the product or service; or (b) replace or modify such product or service so that it is non-infringing; or (c) if the foregoing alternatives are not feasible, the Indemnified Party shall, upon notice from the Indemnifying Party, cease to use such product or service.

13.3 Notwithstanding Section 13.2, the Indemnifying Party shall have no obligation to defend the Indemnified Party or to pay costs, damages, or legal fees for any claim based upon (a) use of other than a current unaltered release of the Software which is provided as part of the product or service, if such infringement would have been avoided by the use of a current unaltered release of such Software (subject to its provisioning by the Indemnifying Party); (b) the combination, operations or use of any Software furnished under this Agreement with Software or products not supplied by the Indemnifying Party, if such infringement would have been avoided by not combining, operating or using such Software with other programs or data; or (c) use of such Software other than with any equipment, products or services provided under this Agreement.

14.      FORCE MAJEURE

14.1 Neither Party shall be liable for failure to perform its obligations hereunder due to Force Majeure.

14.2 In the event that either Party is unable to perform any of its obligations under this Agreement due to Force Majeure, the non-performing Party shall immediately give notice to the other Party and do everything reasonably possible to remedy the condition and resume performance as soon as possible.

14.3 Upon receipt of such notice, the obligations under this Agreement which the affected Party is unable to perform because of such condition shall be suspended for so long as such condition exists and the relevant cure periods hereunder shall be extended for the period of time that such condition exists. Such affected Party will use all commercially reasonable efforts, including the use of alternative sources, work-around plans or other means, to overcome such event of Force Majeure as quickly as possible, and will keep the other Party informed of the results of such efforts on a regular basis. Such Party shall promptly notify the other of the termination of the event of Force Majeure, and when performance by such Party of the obligation excused by such event of Force Majeure will recommence.

14.4 Notwithstanding Section 14.3, either Party shall be entitled to terminate any Service Order if the Services under such Service Order are not performed in full for 30 consecutive days due to an event of Force Majeure.

15.      INSURANCE

15.1 Each Party shall maintain throughout the term of this Agreement at least the following insurance coverage for itself, its officers, employees and any contractors and subcontractors, agents and representatives permitted to perform services on behalf of that Party in accordance with this Agreement: (i) all insurance coverage not specifically listed below that are required by the law of the local jurisdiction of any location to conduct business lawfully within the jurisdiction; (ii) general liability insurance of not less than Euros10,000,000 per occurrence covering property damage, bodily injury and death, and including coverage for loss from products, completed operations and contractual liability; and (iii) commercial automobile liability insurance with limits of not less than Euros10,000,000.


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16.      CHANGE OF CONTROL

16.1 Either Party shall be entitled to terminate this Agreement at its discretion on 60 days prior notice to the other Party, if France Telecom's interest in the voting stock of Equant falls below 34%.

17.      NOTICES

         All notices, demands, or requests which may be given by any Party to the other Party shall be in writing in the English language and shall be deemed to have been duly given (a) on the date of dispatch when delivered in person; (b) one day after dispatch when sent by overnight courier, maintaining records of receipt; and (c) on the date of dispatch when sent by registered mail or facsimile during normal business hours with telephone confirmation of receipt and addressed as follows:

         If to Equant:
         Attention: Executive
         With a copy to:
         The General Counsel or his appointed delegate (as notified to FT)

         If to FT:
         Attention: [ ]
         With a copy to:
         Legal Department

         The address to which such notices, demands, request, elections, or other communications given by either Party may be changed by written notice given by such Party to the other Party pursuant to this Article.

18.      CHANGE CONTROL PROCEDURE

         The Parties recognise that this Agreement may need to be varied on a regular basis. Accordingly the Parties agree to the following change control procedure:

         (a) for operational changes to any Service performed, the terms of the relevant Service Order will apply;

         (b) for all other changes, the Parties shall effect such changes by entering into supplemental agreements to this Agreement which shall only be effective upon signature by authorised signatories of the Parties.

19.      MISCELLANEOUS

19.1     Governing Law

         The construction, performance, validity and remedies for breach of this Agreement shall be governed by English law.

19.2     Relationship of the Parties

         This Agreement is made between independent contractors and are not intended to create, nor shall they be construed to be, a partnership, franchise, or other form of business relationship, except as otherwise provided herein. No Party shall have, nor hold itself out as having, any right, power or authority to assume, create, or incur any expenses, liability, or obligation on behalf of another Party, except as expressly provided in this Agreement.

19.3     Successors

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         This Agreement shall be binding upon the Parties and their respective permitted successors and assigns.

19.4     Assignment, Sub-Contractors

         Neither this Agreement, nor the rights, obligations or duties of either Party under this Agreement may be assigned or delegated to any other Person without the prior consent of Equant N.V or France Telecom S.A (as the case may be), provided, however, that a Party may, without the other Party's consent, but with notice, assign or delegate all or part of its right and obligations under this Agreement, to an Affiliate of such Party, providing that the assigning Party shall continue to be liable for the performance of its obligations hereunder. Equant shall be entitled to subcontract any of its obligations to Sub-Contractors, provided that Equant shall accept liability for the acts and omissions of any Sub-Contractor.

19.5     No Waivers

         No waiver of any provisions of this Agreement and no consent to any default under this Agreement shall be effective unless the same shall be in writing and signed by or on behalf of the Party against whom such waiver or consent is claimed. No failure of either Party to strictly enforce any term, right, or conditions of this Agreement shall be construed as a waiver of such term, right or condition.

19.6     No Licences

         Except as expressly set forth in this Agreement, no licenses or other rights of use of any patents, copyrights, trade secrets, trade names, trademarks, service marks or other proprietary rights are granted by this Agreement.

19.7     Warranties

         Each Party represents and warrants that:

         (a) it has the full authority to perform its obligations under this Agreement and that the person executing this Agreement on behalf of such Party has the authority to bind it;

         (b) it shall comply with all applicable laws, licences and regulations in carrying out its obligations under this Agreement and shall conduct its business and represent the other Party in a professional, ethical, legal and businesslike manner, and shall commit no act which would reflect unfavourably on the other.

19.8     Material Defaults

         Either Party may terminate this Agreement in the event of a Material Default by the other Party, provided that:

         (a) the non-defaulting Party gives the defaulting Party at least 60 days prior written notice of the alleged Material Default and of the notifying Party's intention to terminate, or 30 days prior written notice in the case of the defaulting party's failure to make any payment when due; and

         (b) for events of Material Default that are capable of being remedied within the relevant period specified above, the defaulting Party has not remedied the alleged Material Default within that period.

19.9     Regulatory

         The performance of this Agreement by the Parties is subject to all applicable existing and future laws, rules, and regulations of any duly constituted governmental authority having jurisdiction, and is contingent upon the obtaining and continuance of such approvals, consents, governmental authorisation, licences and permits as may be required or deemed necessary for this Agreement by the Parties.


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19.10    Data Protection

         In performing its obligations under this Agreement, the Parties shall comply with the Data Protection Legislation and in particular shall (a) take appropriate technical and organisational measures against the unauthorised or unlawful processing of Personal Data and against actual loss or destruction of, or damage to, the Personal Data, having regard to the state of technological development and the cost of implementing any measures, the measures must ensure a level of security appropriate to the harm that might result from unauthorised or unlawful processing or accidental loss, destruction or damage and the nature of the Personal Data; and (b) not export from any country within the European Economic Area any Personal Data to any country outside of the European Economic Area without the other Party's prior consent.

19.11    Severability

         In the event a court or other lawful authority of competent jurisdiction declares that any one or more of the provisions contained herein to be invalid, illegal or unenforceable in any respect, such declaration shall not affect the validity or enforceability of any other provision of this Agreement, provided that if necessary to maintain the intent of the Parties, the Parties shall negotiate in good faith to amend this Agreement to replace the invalid, illegal or unenforceable provision with an enforceable provision which reflects such intent as closely as possible.

19.12    Third Party Beneficiaries

         Except as otherwise expressly stated herein, nothing in this Agreement shall be construed as conferring any rights or benefits upon any Person who or which is not a Party to this Agreement. The Contracts (Rights of Third Parties) Act 1999 and any other legislation in any jurisdiction applicable to this Agreement that confers contractual rights on third parties, is hereby excluded to the fullest extent permitted by law.

19.13    Entire Agreement

         This Agreement, including its Appendices, and the Service Orders together constitute the entire agreement between the Parties with respect to the subject matter dealt with in this Agreement and supersede all prior oral or written agreements, representations (innocent or negligent), statements, negotiations, understandings, proposals relating to such subject matter between the Parties.

19.14    Priority of Documents

         If there is any inconsistency between any of the provisions of the body of this Agreement and any Appendix or Service Order, the body of this Agreement shall prevail, unless otherwise expressly stated in the body of this Agreement.

19.15    Audit

         Each Party shall have the right, through an independent auditor retained by it, to inspect records of the other Party for the sole purpose of verifying the accuracy of the invoices and statements exchanged between the Parties for payment, provided that each Party shall be subject to no more than one such audit per year. Audits shall be allowed only after the giving of reasonable notice and only where an audit is conducted at a reasonable time. Any agent who may conduct an audit on behalf of a Party shall execute a confidentiality undertaking if required by the party whose records are being audited.

19.16    Survival of Terms

         The following Sections of this Agreement will survive its termination or expiry:

         Section 10(c) (Dispute Resolution);
         Section 11 (Confidentiality of Agreement, Public Announcements);
         Section 12 (Liability);


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         Section 13 (Indemnification);
         Section 19.2 (Relationship of Parties);
         Section 19.5 (No Waivers);
         Section 19.11 (Severability);
         Section 19.12 (Third Party Beneficiaries);
         Section 19.14 (Priority of Documents);
         Section 19.16 (Survival of Terms).

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the Effective Date.



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                    APPENDIX 1 - DESCRIPTION OF THE SERVICES

1.       GENERAL REQUIREMENTS

         The working language will be English for both written and oral communications.

         FT may request all below listed Services to Equant on a per Site basis. Equant shall provide the Services as further described below and shall make appropriate resources, including manpower available in order to fulfill all below listed Services. However, Equant shall not subcontract any of its obligations under this Agreement without the prior written consent of FT. All subcontractors as of the Effective Date are hereby approved by FT. Equant shall diligently follow all FT instructions, and shall be liable for any negligent non-compliance therewith However this responsibility does not apply to employees dedicated to FT under the HR Services Agreement with Equant.

         Subject to FT's agreement, FT shall provide technical support and training for the Services on a jointly defined case-by-case basis.

         Equant shall dedicate a Customer Operation Manager (COM) who shall interface with FT for day to day operational aspects and performance reviews on all Services provided under this Agreement.

         Equant and FT shall agree on how to communicate electronically and interface with each other selected IS systems. This shall be done with one or a combination of the items described in the Services Agreement relating to Information System Services.

         Technical and Management Escalation path and up-to-date contacts have to be defined by Equant and FT for all Services.

2.       HOUSING OF EQUIPMENT

2.1      Housing Requirements

         - Management and maintenance of local facilities (HVAC, power, security, etc.)
         - 99.97 % of availability with AC and/or DC power supply 7 x 24 with UPS and generator support.
         -    HVAC average equipment room temperature 22(degree)C +/-
              2(degree)C
         -    Relative Humidity of 50 % +/- 10 %
         -    Secure operational environment
         - Access to premises for FT or any FT direct or indirect subcontractor: following access procedures to be defined per country/POP:
         -    Phone and access to remote dial-up facilities
         - When requested, on-site escort in the case when the installation is entrusted to a third party
         -    Site documentation update
         -    Rack space with front and rear access
         - Planning. Implementation and maintenance of Equant technical facilities to meet engineering requirements
         - Notify FT of local operating procedures for operating and maintaining of Equant technical facilities
         -    Planning and build out of infrastructure for access and backbone
              -    Access from alternate vendors into facilities
              -    Planning of internal transmission and cross connections
              -    Connections of Equipment and subcontractor's equipment
              -    Floor space planning

         Non Equant POPS: Equant will handle the contractual relationship with the provider of housing facilities.



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         Equant will be responsible for providing to FT a feasibility study for each of the above within 10 Working Days of FT's written request.

2.1      Housing of FT Equipment

         Equant shall install FT Equipment at the agreed Site in accordance with FT's guidelines provided on a case by case and under FT supervision.

         Equant will be responsible for the management and maintenance of the Site including all related facilities (HVAC, power, security, etc.)

         FT or its subcontractors will be granted physical and remote access to the Sites, including but not limited to, for the purposes of testing etc., subject to procedures to be defined per country/POP and which will be reflected in Service Orders. Where access is physical, it shall be limited to authorized personnel of FT or their authorised agents. Equant will provide a formal access procedure by May 31st, 2002.

         All relocations of Equipment within the Network are to be agreed by the Parties.

         The costs associated with any relocation shall be allocated in accordance with the principles set forth in the MOU.

         Equant will be responsible for providing to FT a feasibility study for each proposed relocation within 15 Working Days of FT's written request.

2.3      Housing of Equipment

         For Equipment and related systems located at a Site for the purpose of providing Services to FT, FT shall specify:

                -   The type of Equipment to be installed or decommissioned
                -   The relevant technical environmental specifications
                - The Site (with additional details if required) where the Equipment is going to be installed

         Equant will be responsible for providing to FT a feasibility study for each of the above within 10 Working Days of FT's written request.

         All relocations of Equipment for the purpose of providing Services to FT are to be agreed by the Parties.

3.       SUPPORT TO CUSTOMER SERVICE IMPLEMENTATION

         All Service implementation activities will be under FT's project management authority except for service to MNC customers. FT will own the interface with Carrier customers.

3.1      Equipment and Systems Implementation

         Any Equipment installation will be completed within the standard implementation intervals as defined by FT and agreed by both Parties. FT shall have the authority to manage the projects, and therefore FT shall provide a specific engineering plan. Further, FT expects to receive status reports from Equant, on a weekly basis unless otherwise agreed by the Parties.

3.2      Equipment Purchasing

         FT shall advise Equant which, Equipment and related systems, Equant should procure for the purpose of supplying the Services. Equant shall advise FT within 10 Working Days if such proposed procurement is feasible.

3.3      Equipment Implementation Logistics

         Equant will be responsible for:


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         -    Import and export of Equipment as necessary including payment of any applicable fees or taxes for Equipment release;
         - Support in tracking Equipment delivered in country, but not delivered to the Site;
         - Inventory of all Equipment delivered; the inventory shall include the state of the Equipment after its delivery.

3.4      Equipment Installation

         This Section relates to the installation, or the removal, of Equipment. It includes all activities necessary for Equant to perform these functions. FT's project management shall oversee the Equipment installations, or removals. FT shall provide a specific engineering plan for both types of activities.

         3.4.1 The Equipment specifications are defined and provided by FT whether the installation is done by Equant, or by a third party.

                  Should the installation be entrusted to a third party, Equant will provide:

                  - Access to the Sites according to access procedures per Site defined in Section 2.2 of Appendix 1
                  - Local support (e.g., information to a technician about energy connections);
                  - Weekly reporting for on-going installations unless otherwise agreed. After the installation is completed, Equant shall provide FT will a final report that shall address the completion of the Equipment installation, delivery of spare parts, and when the Equipment or the system was brought into service;

                  Should the installation be entrusted to Equant, Equant is responsible for, but not limited to, the connection, the turning on of, and bringing into service of the Equipment, within the required time interval, and with weekly reporting to FT unless otherwise agreed;

         3.4.2 Upon acceptance of the installation, Equant shall submit a final report to FT. The report shall include the final description of the installation. The final report should also include the description of spare part and additional Equipment deliveries during the installation;

                  Equant shall also have the responsibility for maintaining and updating appropriate site document.

         3.4.3 Acceptance Process: All Services relating to FT Equipment located at the Sites shall be accepted by FT pursuant to a mutually agreed acceptance process to be defined by the Parties.

         3.4.4 Hand-over Process: The following requirements shall be followed for Equipment or upgrades thereto:

                  -     All projects are reviewed with FT;

                  - All documentation related to the project shall be made available to FT;

                  The required monitoring and surveillance Equipment shall be installed and tested following the guidelines provided by FT as part of the installation project. FT has the full responsibility of confirming the proper operations of the voice monitoring and surveillance Equipment.

                  In this Section, project means all voice platform installations and platform expansions; all voice platform feature software upgrades or enhancements; and any voice platform hardware upgrades (processor, memory expansion, etc.) with the exception of port expansions.

3.5      Testing and Quality checks


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         FT has the full responsibility to ensure that each voice platform installation or upgrade, covered by this Agreement, has been fully tested and complies with the Test Specifications defined by FT's Voice Engineering department and agreed by both Parties. Equant will assist with the testing and will validate (by formal acceptance) that the testing meets the specifications given by FT.

3.6      Other Activities

         Support from Equant may be required for other activities including call-through testing and trouble-shooting on existing billing equipment, associated router/servers and cabling and any billing activities related to the Services.

3.7      Carrier Customers and Service Implementation

         For the installation of new Carrier customers, Equant will perform the local operation activities described below. FT shall provide to Equant a process for provisioning by May 31st, 2002. FT's project management shall be responsible for overseeing said installations. Equant will provide a SPOC function to assist FT in this coordination.

         a) Order entry interface
               -    (e.g. access circuit ordering)

         b) Carrier customer
               -    Access and other equipment [and/or CPE] installation
               -    Access circuit installation
               -    Equipment installation
               -    Testing
               -    Acceptance
               -    Wiring

         c) Upon FT's request
               -    Switch configuration
               -    Optioning, testing
               -    Table building & Translation (where not centralized within
                    FT)
               - CDR generation and content checking under the supervision of FT.

         d) Billing mediation system update
               FT will request that Equant ensure that any Carrier customer mediation billing setup is performed in order to allow proper Carrier customer invoicing. FT and Equant will clarify this process and responsibilities by May 31st, 2002.

         e) Carrier Customer hand-over
               FT will request that Equant ensure that Carrier customer hand-over are performed in accordance with specifications defined by FT and agreed by both Parties. FT and Equant will clarify this process and responsibilities by May 31st, 2002.

3.8      MNC Customer and Service Implementation

         For the installation of new MNC customers and former Equant MNC customers migrated onto the Network in accordance to MoU. Equant will perform the following local operation activities:

         a) Customer access:
               - Access circuit installation (from the distribution frame to the switch port)
               -    Equipment installation
               -    Wiring
               -    Testing
               -    Acceptance

         b) and where requested by FT:
               -    Switch configuration:
               -    testing
               -    Table building & translation (where not centralized by FT)


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               -    CDR generation and content checking under the supervision
                    of FT.

4.       OPERATIONS

4.1.     Maintenance

         FT will define the maintenance best practices by May 31st, 2002. FT may request Equant to perform local support for maintenance activities following the pre-defined maintenance guidelines. These activities shall include:

               -    Preventive maintenance inspections
               -    Scheduled maintenance
               - Switch configuration (table updates, port configuration, trunk configuration)
               -    Vendor repair and return process
               - First level/local maintenance of the data network for remote operations, monitoring, and maintenance
               -    Central data base maintenance support

4.2.     Change Management

         FT will request Equant to perform local support for change management activities. These activities shall include:
               -    Equipment extension
               -    Hardware modifications
               -    Software upgrades
               -    Systems modifications (monitoring platform, billing system)

4.3.     Fault Management

         Equant shall provide fault management services to FT, 24 hours a day, 7 days a week, covering all Equipment, for all of the countries where Equant provides the Services. These fault management services include:

               - Call management: 24x7 contact(s) is available to FT for any troubleshooting request made to Equant. Only P1 tickets will be handled on a 24x7 basis, subject to PTT and/or vendor contracts SLAs. All other cases will be put on hold until the next business day.
               - Access and escort will be provided to the sub-contracted third party whenever, and wherever, the troubleshooting requires specific on-site intervention or expertise. Only P1 tickets will be handled on a 24x7 basis, subject to PTT and/or vendor contract SLAs. All other cases will be dealt with during local business hours.
               - Customer coordinated troubleshooting of circuits and equipment. Only P1 tickets will be handled on a 24x7 basis, subject to PTT and/or vendor contract SLAs. All other cases will be put on hold until the next business day.
               - Performing and/or coordination of corrective actions for the technical environment (Power/UPS, air conditioning, fire protection, alarms management).
               - Implementation of repair SLAs with all responsible PTOs and local capacity providers
               - Implementation of repair SLAs with sub-contracted and 3rd party vendors (when applicable)
               -    Trouble Ticket Management (from initiation to closure)
               -    Real time telephone reporting to FT on trouble tickets.
               - A field technician can be dispatched to the relevant Site on a 24x7 basis for P1 tickets only. Exceptions can be made at a cost to FTLD. The response time and any equipment necessary to the field technician shall be defined in the Process Performance Measurement, which is defined and agreed by both Parties.

         FT may either determine that a P1 classification is appropriate, or reclassify the TT as required to meet its business needs. This incident is considered minimal but on occasions may be necessary to ensure the integrity of the network.

Services Agreement for Switched Voice Miscellaneous Services


         In the countries where FT does not rely on Equant for trouble shooting, Equant shall only provide 24 x 7 Site access and premises escort to the sub-contracted third parties.

         For the purpose of satisfying FT's current in-house reporting needs, full read only real time access to the relevant CTTS voice trouble ticket information data source will be provided to FT by Equant.

         Equant and FT Fault Management Escalation lists are attached in Appendix 6.

4.4.     Local Capacity Management

         Equant will provide local support, where required, to manage voice circuits, switch ports, signaling links, and any and all network facilities required to establish end-to-end circuit connectivity for customers of Services.

4.4.1    Route Management

                  FT will ensure adequate circuit capacity to handle all planned traffic. FT will provide a methodology for managing unexpected surges in demand, or emergencies to ensure the quality of the Services is not degraded.

4.4.2    Voice and Signaling Circuit Capacity Management

                  Equant is responsible for maintaining the accuracy of the existing local circuit data base until migration to a new central database.

                  FT and Equant shall work together to create a common database for circuit inventory / information and migrate all local information into this database.

                  Equant will be responsible for maintaining the accuracy of the local country circuit inventory in this database.

                  Equant shall provide an inventory report in electronic format upon FT's request to Equant.

                  The required circuit information will include:

                  -    Baseline circuit quantity (for example how many)
                  - Circuit connectivity (for example to and from which locations)
                  -    Circuit Capacity (for example E1 , T1)
                  -    Name of Carrier o Circuit ID

Services Agreement for Switched Voice Miscellaneous Services


4.4.3    Switch Ports

                  Equant is responsible for maintaining the accuracy of the existing local port data bases until migration to a new central database.

                  Upon FT's request, Equant will work with FT to populate a central database of all switch ports covered by this Agreement. Equant shall provide an inventory report in electronic format upon FT's request to Equant.

                  The required switch port information includes:

                  -    Wired Ports
                  -    Installed Ports
                  -    Assigned Ports

4.4.4    Support for Quality Management

         When requested by FT, Equant shall provide support for measuring voice quality parameters:

         - Call completion rate (NER-Network Efficiency Ratio or ASR-Answer Seizure Ratio)
         -    Post dial delay
         - Call clarity (measures echo, clipping, static, noise, speech delay, etc.)
         -    Total traffic volume

4.4.5    Best Choice Routing (BCR)

         Upon FT's request Equant shall perform voice routing implementation and maintenance activities.

         The following activities are fully under FT's responsibility and Equant will provide the required local services / resources to support this function where required as forecasted by FT.

         The activities shall include:

Services Agreement for Switched Voice Miscellaneous Services


         -    Implement into the switches routing tables provided by FT.
         -    Maintain switch-dialing plan as created and requested by FT.
         -    Perform carrier destination quality pre-certification testing.
              A test list shall be provided periodically by FT.
         - Participate in the weekly trouble tickets and non-BCR review meeting held by BCR team.
         - Participate in the FT's biweekly conference call, or meeting, to coordinate routing, quality, and emergency procedures.
         - Maintain FT's BCR Support System (BCRSS) database maintenance and data entry for all the information regarding switch and trunk configuration. Where this function is not centralized.
         - Implement exception routing whenever requested by FT and provide notification upon action completion where this function is not centralized.
         - Maintain and distribute weekly a file of all exception routings initiated at both FT's request or as an emergency action resulting from the trouble ticket handling process.
         -    Provide website based weekly trouble ticket reports.

4.4.6    Relationships with Local Telecom Providers

         Equant shall contract with the local telecom providers in order to supply the Services and switched access as applicable, in order to meet FT's requirements. For further clarity this obligation only applies in countries where this activity is not already being performed by FT or employees under the HR Services Agreement. Equant shall

         - Obtain final rate information, and enter into contracts and SLAs, where applicable, which meet FT's requirements, after consultation with FT
         -    Issue request for quotation for carrier customer access
         - Provide access to its premises and supply of technical environment information, if required
         - Enforce the performance standards with the telecom provider (performance review, operational procedures, resolution of disputes) in accordance with the standards set forth in the SLA. If no SLA is available, Equant shall manage the telecom provider to provide an acceptable level of service ) Equant shall review such activity with FT.
         -    Follow-up on day-to-day working relationship issues
         -    Provide escalation contacts for the local telecom providers
         - Provide Initial escalation contact point - Make payment to the telecom provider for services received, unless instructed by FT not to do so, and perform invoice verification and approval under FT's control. Equant shall consult with FT to confirm receipt of service.
         - Review each invoice against the Enhanced Voice Offnet Cost Report (Control Sheet) for the prior month, which FT shall provide to Equant on a monthly basis;
         - Provide FT with the Summary Report (Control Sheet) within 3 days of receipt of the Enhanced Voice Offnet Cost Report from FT, and discuss with FT any material rate/minute differences.
         - Manage circuit and contract termination pursuant to instructions from FT
         - Communicate information to FT that may impact the business within the country

         In order for Equant to complete the above activities FT will provide to Equant overall circuit coordination for international circuit orders

Responsibilities with respect to voice access and termination:

FT is responsible for the management of voice termination including:

i) defining the terms for voice termination contracts and rates with suppliers;
ii)   validating voice termination invoices based on actual minute volume; and
iii) decison-making and management of voice termination invoice disputes with suppliers.

Equant is responsible for the following:

Services Agreement for Switched Voice Miscellaneous Services


i)   following FT's instructions in the negotiation of voice termination contracts;
ii) following FT's instructions in the validation of voice termination invoices by:


4.4.7    Regulatory Authority

         Equant shall obtain the appropriate regulatory authority to enable it to provide the Services. Equant shall provide to FT all relevant information with respect to relevant regulations and compliance obligations associated with the Network. FT may instruct Equant to lobby local regulatory authorities with respect to issues of importance to FT. The coordination of the following activities is under FT's responsibility; Equant will provide the necessary local resources and activities to support this function. FT will provide a SPOC, which will coordinate the activities across the regions.

         Such Equant local resources and activities, may include for example:

         - Provide a list of the regulatory requirements for doing business in the country o Provide copies of any voice licenses documentation
         - Local legal and regulatory requirements for storage of customer information that must be complied with
         - On demand, provide copies of local regulations and specific agreements concerning the general obligations in the area of national security, law enforcement and public safety
         - Comply with local regulations and agreements as regards the area of national security, law enforcement, public safety and protection of personal data

4.4.8    Relationships with Third Party Vendors to Support the Supply of
         Services

         As applicable, and subject to agreement with FT, Equant may enter into local agreements with third party vendors as necessary to support the Services. This may include some or all of the following:

         - Obtain rate information and enter into contracts and SLAs (after formal approval with FT)
         - Provide access to premises and supply of technical environment, if required
         - Place the order and contract with the third party and manage delivery of the product according to the terms of the contracts signed with such third party vendors FT is responsible for vendor selection. FT may choose to use Equant's standard supplier.
         -    Monitor day-to-day working relationship, escalation paths
         - Perform invoice verification, approval, and payment to the third party under FT's control and instruction
         -    Terminate contract or service orders as instructed by FT

         As applicable, Equant shall enter into contracts or continue existing contracts between Equant and third party providers of software licenses & maintenance and equipment maintenance services related to the Equipment.

4.4.9    Planned Outages

When Equant performs maintenance on and upgrades to the Network, or its network or equipment, or anything which could impact the Services, and if these planned works (hereinafter referred to as "Planned Work") may affect the provision of the Services (hereinafter referred to as "Planned Outage"), Equant shall give FT advance notice as follows and shall give FT an opportunity to provide an input and comment on the work plan.

The notification of this Planned Work shall be given in writing and as many days prior to the commencement of said Planned Work as is reasonably possible, but in any event, not less than 20 Working Days prior to such commencement. This notification shall detail the duration and planning of the Planned Work. Equant shall make its best efforts to limit the number of Planned Outages.

To the extent it is possible to do so, all Planned Work shall be scheduled for and conducted during the pre approved maintenance window as agreed between Equant and FT.

Services Agreement for Switched Voice Miscellaneous Services


The Parties shall agree on the procedure and process for conducting Planned
Work.

Planned Work shall not be considered as a fault and therefore shall not be taken into account when calculating availability in accordance with Appendix 2, 4 or
5. In the event of failure by Equant to follow the process for Planned Outage, this shall be considered as a fault and the maintenance time shall be taken into account when calculating the availability.

In the event that emergency maintenance is required, FT will be notified as soon as is reasonably practicable given the circumstances, in accordance with the agreed procedure.

Services Agreement for Switched Voice Miscellaneous Services



                 APPENDIX 2 - QUALITY AND PERFORMANCE MANAGEMENT

1.       KEY PERFORMANCE INDICATORS (KPIs)

         PURPOSE

         KPIs are used to measure Equant's performance and quality of service when providing FT with the Services. The following KPIs are designed to allow performance follow up and improvements to the Services. KPIs shall be applied on a global basis. KPIs shall be measured on a country by country basis. Determination of what credits are due shall be made on a country by country basis.

         Performance targets and attached Fee credits are defined in Appendix 4. The Parties have agreed that both the performance targets and the Fee credits will be reviewed by May 31, 2002 and the Parties will replace Appendix 4 at the end of such period. Until that date, no Fee credits will be payable by Equant.

         The Parties agree that where a performance indicator exceeds the KPI threshold due to FT negligence, Equant shall not be responsible for paying a Fee credit such as defined in Appendix 4.

         The Parties will review this Appendix at least once every 12 months, as well as Appendix 4 on a quarterly basis, if they agree, they will make any necessary changes to any KPI and KPI targets.

2.       HOUSING KPIs

         The Housing KPIs are:

         Number of events caused by technical environmental reasons that had a detrimental effect on the Services such that the Services cannot be provided, and for which specified performance targets were not met.

         Availability of Housing for Equipment (expressed as a percentage of total hours and measured monthly).

3.       SERVICES IMPLEMENTATION KPIs

         The Services Implementation KPIs are:

         Percentage of Equipment installed on time as per the Service Order.

         Percentage of circuits (local) installed on time as per the Service Order.

4.       VOICE OPERATIONS KPIs

         The Services Operations KPIs are:

         Handle-Time-to-Restore (HTTR): the total time comprised from fault notice from FT to Equant until the Service is restored.

         Mean Response Time (MRT) period of time (measured in hours) beginning from the failure notice by FT to Equant field services until the Equant field technician's arrival on site (calculated as the average value of all response times recorded on a monthly basis).

5.       BCR

         This KPI will remain valid till the BCR centralization is completed by FT. Once completed, this KPI will no longer be applicable.

         The measurement of this KPI shall be the responsibility of FT.

Services Agreement for Switched Voice Miscellaneous Services


         The BCR KPIs are

         -    Implementation lead time of Routing Tables into the switches
         - Lead time to perform carrier destination quality pre-certification testing
         - Implementation lead time of exception routing. Exception routing requires pre-defined routing instruction. Equant will not be liable where the decision to implement exception routing is confirmed in writing by FT prior to the exception routing implemented into the switch. Where no instruction is forth coming no exception routing must be implemented otherwise Equant will be liable to meet the cost differential.

         Where "lead time" is: the total time from the confirmed reception by Equant of the request until completion of the task.


6.       KPI REPORT

         Equant shall provide a report measuring its performance in producing the reports set forth in Section 9 of this Appendix 2. Equant shall produce such report on a quarterly basis.

7.       CREDIT

         A credit mechanism is applied for the KPIs indicated above.

         If one of the KPI credit quarterly threshold is met within the quarter, and if this situation is confirmed by both Parties, the Fee credit will be equal to:

                  $100 X number of Working Days within a quarter where the KPI credit threshold is exceeded.

         Penalty only applicable to the number of days outside the KPI.

         If the threshold for the KPI exceeds 15 consecutive days, the above credit allowance will be increased to $200 per Working Day for each day past the initial 15 day period.

         No Credit shall be granted if the malfunction of the Service is due to:

                (i)    An outage due to Force Majeure.
                (ii) An outage imputed to FT, its employees, or its Sub-Contractors.

         For the purpose of this Agreement, Equant, its employees and its Affiliates or its Affiliates employees or Equant sub-contractors shall not be considered as Sub-Contractors.

8.       MEASUREMENTS

          Equant will be responsible for measurement of the KPI performance using its tools and systems excluding the BCR measurement defined in
         Section 6 of this Appendix.

9.       REPORTING

         All reports shall be generated by Equant and provided to FT on a monthly basis. Points of contact (POC) are provided in Appendix 8.

         On-line Reporting

         By the 15th of each month, the most current KPI report shall be posted on an Intranet WEB site, accessible only to authorized employees of FT and Equant. The reports should be in standard format and easily downloaded from the website. The timeline upon which the reports will be posted will be agreed between the Parties.

Services Agreement for Switched Voice Miscellaneous Services


         KPI Review

         FT and Equant shall jointly review the results reported in the monthly, quarterly, and annual KPI reports.

         Disputed KPI Results

         The Parties will discuss within 10 Working Days of the posting , any issues or disputes concerning the monthly, quarterly, or annual KPI reports. Each Party shall provide the other with reasons and back-up information. The other Party shall have 5 Working Days from receipt notification of the dispute to provide an answer or explanation in writing. If there is a mistake or omission in the original KPI report, the report owner shall provide a corrected version of the report within 5 Working Days of dispute resolution. If the disputed item is not resolved by the Parties, either Party may refer the matter to disputes in accordance with Section 10 of the Agreement.

         Timing of Reports

         Equant shall monitor its performance under all KPI reports as per the below:

         Monthly KPI Reports

         Equant shall prepare the preceding month's KPIs for the monthly KPI report. Equant shall post the most current KPI report by the 15th of the following month on an Intranet WEB site, accessible only to authorized employees of FT and Equant. The previous thirteen months of reports shall be archived on the same website.

         Quarterly KPI Reports

         Equant will assemble the KPI information for the entire quarter and will provide the information displayed both as monthly data and for the cumulative quarter. The quarterly report will be provided on the 15th of the first month of the following quarter.

         Annual KPI Reports

         Equant will assemble the KPI information for the entire year and will provide the information displayed both as monthly data, cumulative by quarter, and for the year. The annual report will be provided by the 20th of January of the following year.

10.      PERFORMANCE REVIEW

         Monthly Performance Review

         The management teams responsible for the KPIs shall review the monthly performance review. There should not be a need for a face-to-face meeting unless the results are below expectation, and it is determined a Service Improvement Plan (SIP) must be implemented. Designated management and executive management representatives for FT and Equant shall attend such meetings, if required.

         Quarterly Performance Reviews

         Quarterly performance reviews shall be formal meetings held within 4 weeks of the end of the quarter unless otherwise agreed unnecessary by both Parties. Equant shall present the results for the entire quarter. Designated management and executive management representatives of FT and Equant shall attend the meetings. Equant and FT will agree on the meeting agenda at least one week before the meeting and shall be responsible for taking and distributing the meeting minutes within 5 Working Days after the review.

         Annual Performance Review

Services Agreement for Switched Voice Miscellaneous Services


         The meeting shall be formal and shall be held within 4 weeks of the year end. It shall be attended by FT's and Equant's executive management, or their designated representatives. Equant shall prepare a presentation of the results for the year. Equant and FT will agree on the meeting agenda at least two weeks before the review and shall be responsible for taking and distributing the meeting minutes within 5 Working Days after the review. FT shall present the forecast of voice network requirements for the coming year.

11.      SERVICE IMPROVEMENT PLANS (SIPS)

         The Service Improvement Plan (SIP) shall ensure that service failures are identified, documented, assigned, and corrected within a committed timeframe. The SIP shall also be used after FT has determined that Equant has not met their required service performance, or when Equant is not following the required contract specifications, processes, and procedures.

         The need for service improvement shall be determined during the monthly and quarterly performance review meetings unless otherwise requested by one of the Parties. If it is determined during the monthly or quarterly performance meetings that the SIP process must be implemented, a problem statement shall be sent to Equant for implementation. Equant shall respond to FT with a proposed action plan and timetable within 10 Working Days. Upon FT's approval, and response to Equant, the SIP shall be implemented.

Services Agreement for Switched Voice Miscellaneous Services


                    APPENDIX 3 - EQUANT EQUIPMENT / LOCATION

Equant Equipment managed by FT and used by Equant to provide the Services to FT

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                              TEST
                                                                                            EQUIPMENT     TOTAL # OF
                                                                                               LIST       RACKS FOR THE
                                 SWITCH    # OF DCME         # OF DCME     # OF ECHO CANS  (# AND MODEL)  SWITCHED VOICE
COUNTRY       SWITCH SITE         TYPE    TERMINALS 240X   TERMINALS 360X   E1/T1 PORTS     EX: 1 X MPA      EQUIPMENTS    COMMENTS
-----------------------------------------------------------------------------------------------------------------------------------
Australia     Melbourne          DMS GSP
-----------------------------------------------------------------------------------------------------------------------------------
Australia     Sydney             DMS GSP
-----------------------------------------------------------------------------------------------------------------------------------
Austria       Vienna             DMS GSP
-----------------------------------------------------------------------------------------------------------------------------------
Belgium       Brussels           DMS GSP
-----------------------------------------------------------------------------------------------------------------------------------
Belgium       Brussels1            M1
-----------------------------------------------------------------------------------------------------------------------------------
Brazil        Sao Paulo           AEX10
-----------------------------------------------------------------------------------------------------------------------------------
Canada        Toronto             AXE10
-----------------------------------------------------------------------------------------------------------------------------------
China         Hong Kong          DMS GSP
-----------------------------------------------------------------------------------------------------------------------------------
Denmark       Copenhagen          AXE10
-----------------------------------------------------------------------------------------------------------------------------------
Denmark       Copenhagen           ANS
-----------------------------------------------------------------------------------------------------------------------------------
Finland       Helsinki            AXE10
-----------------------------------------------------------------------------------------------------------------------------------
France        Paris               AXE10
-----------------------------------------------------------------------------------------------------------------------------------
France        Paris                BMX
-----------------------------------------------------------------------------------------------------------------------------------
Germany       Frankfurt          DMS GSP
-----------------------------------------------------------------------------------------------------------------------------------
Italy         Milan              DMS GSP
-----------------------------------------------------------------------------------------------------------------------------------
                                   MMCS
                                Merdidian
                               Opt.61 (DMS
                              front end for
                               analogic or
                                   CAS
Italy         Milan1           connections)
-----------------------------------------------------------------------------------------------------------------------------------
Japan         Tokyo              DMS GSP
-----------------------------------------------------------------------------------------------------------------------------------
Luxembourg    Luxembourg          AXE10
-----------------------------------------------------------------------------------------------------------------------------------
Netherlands   Amsterdam          DMS GSP
-----------------------------------------------------------------------------------------------------------------------------------

Services Agreement for Switched Voice Miscellaneous Services

-----------------------------------------------------------------------------------------------------------------------------------
                                  MMCS
                               * Switch is
                               not in use
                               anymore, no
                                   new
                               destination
Netherlands   Amsterdam2       yet defined
-----------------------------------------------------------------------------------------------------------------------------------
New Zealand   Auckland            AXE10
-----------------------------------------------------------------------------------------------------------------------------------
Norway        Oslo                AXE10
-----------------------------------------------------------------------------------------------------------------------------------
Portugal      Lisbon             MMCS/C7
-----------------------------------------------------------------------------------------------------------------------------------
Singapore     Singapore           AXE10
-----------------------------------------------------------------------------------------------------------------------------------
Singapore     Singapore           AXE10
-----------------------------------------------------------------------------------------------------------------------------------
Spain         Madrid             DMS GSP
-----------------------------------------------------------------------------------------------------------------------------------
Spain         Barcelona           MMCS
-----------------------------------------------------------------------------------------------------------------------------------
Sweden        Stockholm           AXE10
-----------------------------------------------------------------------------------------------------------------------------------
Switzerland   Geneva              AXE10
-----------------------------------------------------------------------------------------------------------------------------------
Switzerland   Zurich              MMCS
-----------------------------------------------------------------------------------------------------------------------------------
Taiwan        Taipei             DMS GSP
-----------------------------------------------------------------------------------------------------------------------------------
UK            Telehouse          DMS100E
-----------------------------------------------------------------------------------------------------------------------------------
UK            Archway House      DMS GSP
-----------------------------------------------------------------------------------------------------------------------------------
UK            Manchester         DMS100E
-----------------------------------------------------------------------------------------------------------------------------------
USA           Oak Hill           DMS GSP
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                              TOTAL #
                                                                                                           OF RACKS = 0

Services Agreement for Switched Voice Miscellaneous Services


                        APPENDIX 4 - KPIS AND FEE CREDITS

KPIs related to Service Implementation (Section 3 of Appendix 1)

----------------------------------------------------------------------------------------------------------------------------------
                     KPI                                                       Target                  Credit
----------------------------------------------------------------------------------------------------------------------------------
Housing KPIs         Number of events due to technical
                     environment failures                                      0                       No applicable
----------------------------------------------------------------------------------------------------------------------------------
                     % Availability of Housing service                         100 %                   Application of Section 6
                                                                                                       (Appendix2)
----------------------------------------------------------------------------------------------------------------------------------
Service Order        Card changing =                                           2 working days          Application of Section 6
Implementation:                                                                                        (Appendix2
                     Within agreed upon maintenance window
----------------------------------------------------------------------------------------------------------------------------------
                     Other service order implementation =                      90%                     Application of Section 6
                     % target committed date met, as per defined                                       (Appendix2)
                     in the Service Order
----------------------------------------------------------------------------------------------------------------------------------

Services Agreement for Switched Voice Miscellaneous Services


KPIs related to Operations (Section 4 of Appendix 1)

----------------------------------------------------------------------------------------------------------------------------------
Fault Management     HTTR - P1                                                 P1 [less than] 3h       Application of Section 6
                                                                                                       (Appendix2)
----------------------------------------------------------------------------------------------------------------------------------
                     HTTR - P2                                                 P2 [less than] 6h       Application of Section 6
                                                                                                       (Appendix2)
----------------------------------------------------------------------------------------------------------------------------------
                     MRT                                                       P1 [less than]          Application of Section 6
                     Local business hours in all countries                     30 minutes              (Appendix2)
                     of the perimeter
----------------------------------------------------------------------------------------------------------------------------------
                     MRT                                                       P1 [less than]          Application of Section 6
                     Out of local business hours UK, Spain,                    2 hours                (Appendix2)
                     Italy and Finland
----------------------------------------------------------------------------------------------------------------------------------
                     MRT                                                       P1 [less than]          Application of Section 6
                     Out of business hours all other countries                 1.25 hour               (Appendix2)
                     of the perimeter
----------------------------------------------------------------------------------------------------------------------------------
                     MRT                                                       P2 [less than]          Application of Section 6
                     Local business hours only                                 1 hour                  (Appendix2)
----------------------------------------------------------------------------------------------------------------------------------
BCR                  Implementation of Routing Tables into the                 2 days                  Application of Section 6
                     Switches                                                                          (Appendix2)
----------------------------------------------------------------------------------------------------------------------------------
                     Carrier destination quality pre-certification             2 days                  Application of Section 6
                                                                                                       (Appendix2)
----------------------------------------------------------------------------------------------------------------------------------
                     Implementation of exception routing                       1h                      Application of Section 6
                                                                                                       (Appendix2)
----------------------------------------------------------------------------------------------------------------------------------


Where P1, P2, P3 and P4 mean:

     - P1 - Equant total voice access trunk outage without alternate routes, or total failure of calls to all destinations.
     - P2 - Partial voice access trunk outage, or total failure of calls to multiple destinations, or degraded quality to all destinations.
     - P3 - Degraded quality on calls to one or multiple destinations (each destination should have a separate ticket).
     - P4 - No customer impact or Monitoring or Documentation or Cards on backup or Chronic ticket.

SERVICES AGREEMENT FOR SWITCHED VOICE MISCELLANEOUS SERVICES

                        APPENDIX 5 - SERVICE ORDER FORM

           SERVICE AGREEMENT FOR SWITCH VOICE MISCELLANEOUS SERVICES
                        APPENDIX 5 - SERVICE ORDER FORM

1. Service order to be provided each quarter as a forecast for services. This should be provided one month prior to the ned of the forecast period

2. Each Service Order will be compiled at a site level.

3. Additional services can be requested during a quarter but will be appendixes to the pertaining Service Order Form

4. Equant estimate the man hours of service requested. Within 10 working days (FTE* = Full Time Equivalent)

5. The service Order Form is to be operated in accordance with section 4 of the Service Agreement relating to Switched Voice Miscellaneous Services between FRANCE TELECOM S.A. and EQUANT N.V.

Accordingly the Parties agree as of the Effective Date:-

For FT:-                                For Equant:-
Name:                                   Name:
Title:                                  Title:
Date:                                   Date:

NB. This Service Order (SO) cab be superseded at anytime by a new SO agreed by both parties in accordance with section 18 of the Service Agreement.

==============================================================================================================
CONTRACTUAL CONTRACT                                    TECHNICAL CONTACT
==============================================================================================================
FTLD                    EQUANT                          FTLD                    EQUANT
--------------------------------------------------------------------------------------------------------------
Name                    Name                            Name                    Name
--------------------------------------------------------------------------------------------------------------
Telephon                Telephone                       Telephone               Telephone
--------------------------------------------------------------------------------------------------------------
Fax                     Fax                             Fax                     Fax
--------------------------------------------------------------------------------------------------------------
e-Mail                  e-Mail                          e-Mail                  e-Mail
==============================================================================================================

===================================
Quarter
-----------------------------------
SO Starting Date
-----------------------------------
SO Terminating Date
===================================

=======================================================================================================================
                                                COUNTRIES/VOLUME
=======================================================================================================================
OPS SERVICES REQUESTS            AMSTERDAM       AUCKLAND        BRUSSELS        COPENHAGEN      FRANKFURT       GENEVA
=======================================================================================================================
Trouble Tickets in Business Hr
-----------------------------------------------------------------------------------------------------------------------
Trouble Tickets Outside Bus Hr
-----------------------------------------------------------------------------------------------------------------------
Trouble Tickets handled Total
-----------------------------------------------------------------------------------------------------------------------
Daily Switch Log Checks
-----------------------------------------------------------------------------------------------------------------------
Daily ASR Checks
-----------------------------------------------------------------------------------------------------------------------
BCR Loads
-----------------------------------------------------------------------------------------------------------------------
FTLD Network Implementations
-----------------------------------------------------------------------------------------------------------------------
FTLD Customer Implementation
-----------------------------------------------------------------------------------------------------------------------
CLI Implementation
-----------------------------------------------------------------------------------------------------------------------
Carrier Testing Assistance
-----------------------------------------------------------------------------------------------------------------------
Preventative Maintenance
-----------------------------------------------------------------------------------------------------------------------
Billing Checks
-----------------------------------------------------------------------------------------------------------------------
Site Admin
-----------------------------------------------------------------------------------------------------------------------

=======================================================================================================================
TOTAL ESTIMATED MANPOWER
=======================================================================================================================

====================================================================================================================================
                                                          COUNTRIES VOLUME
====================================================================================================================================
OPS SERVICES REQUESTS            HELSINKI      HONG KONG     LONDON    LISBON    LUXEMB    MADRID    BARCELONA     FTE*  PRICE TOTAL
====================================================================================================================================
                                                                                                                                  $0
------------------------------------------------------------------------------------------------------------------------------------
Trouble Tickets in Business Hr
------------------------------------------------------------------------------------------------------------------------------------
Trouble Tickets Outside Bus Hr
------------------------------------------------------------------------------------------------------------------------------------
Trouble Tickets handled                                                                                                           $0
------------------------------------------------------------------------------------------------------------------------------------
Daily Switch Log Checks
------------------------------------------------------------------------------------------------------------------------------------
Daily ASR Checks
------------------------------------------------------------------------------------------------------------------------------------
BCR Loads                                                                                                                         $0
------------------------------------------------------------------------------------------------------------------------------------
FTLD Network Implementations                                                                                                      $0
------------------------------------------------------------------------------------------------------------------------------------
FTLD Customer Implementation                                                                                                      $0
------------------------------------------------------------------------------------------------------------------------------------
CLI Implementation
------------------------------------------------------------------------------------------------------------------------------------
Carrier Testing Assistance                                                                                                        $0
------------------------------------------------------------------------------------------------------------------------------------
Preventative Maintenance                                                                                                          $0
------------------------------------------------------------------------------------------------------------------------------------
Billing Checks
------------------------------------------------------------------------------------------------------------------------------------
Site Admin                                                                                                                        $0
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                                  $0
====================================================================================================================================
TOTAL ESTIMATED MANPOWER                                                                                             X            $0
====================================================================================================================================

====================================================================================================================================
                                                          COUNTRIES/VOLUME
====================================================================================================================================
OPS SERVICES REQUESTS            MANCHESTER      MILAN     OAK HILL     OSLO     SAO PAOLO    SINGAPORE      STOCKHOLM       SYDNEY
====================================================================================================================================
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Trouble Tickets in Business Hr
------------------------------------------------------------------------------------------------------------------------------------
Trouble Tickets Outside Bus Hr
------------------------------------------------------------------------------------------------------------------------------------
Trouble Tickets handled
------------------------------------------------------------------------------------------------------------------------------------
Daily Switch Log Checks
------------------------------------------------------------------------------------------------------------------------------------
Daily ASR Checks
------------------------------------------------------------------------------------------------------------------------------------
BCR Loads
------------------------------------------------------------------------------------------------------------------------------------
FTLD Network Implementations
------------------------------------------------------------------------------------------------------------------------------------
FTLD Customer Implementation
------------------------------------------------------------------------------------------------------------------------------------
CLI Implementation
------------------------------------------------------------------------------------------------------------------------------------
Career Testing Assistance
------------------------------------------------------------------------------------------------------------------------------------
Preventative Maintenance
------------------------------------------------------------------------------------------------------------------------------------
Billing Checks
------------------------------------------------------------------------------------------------------------------------------------
Site Admin
------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================
TOTAL ESTIMATED MANPOWER
====================================================================================================================================

====================================================================================================================
                                                   COUNTRIES/VOLUME
====================================================================================================================
OPS SERVICES REQUESTS            TAIPEI       TOKYO       TORONTO      VIENNA       ZURICH      FTE*     PRICE TOTAL
====================================================================================================================
                                                                                                                  $0
--------------------------------------------------------------------------------------------------------------------
Trouble Tickets in Business Hr
--------------------------------------------------------------------------------------------------------------------
Trouble Tickets Outside Bus Hr
--------------------------------------------------------------------------------------------------------------------
Trouble Tickets handled                                                                                           $0
--------------------------------------------------------------------------------------------------------------------
Daily Switch Log Checks
--------------------------------------------------------------------------------------------------------------------
Daily ASR Checks
--------------------------------------------------------------------------------------------------------------------
BCR Loads                                                                                                         $0
--------------------------------------------------------------------------------------------------------------------
FTLD Network Implementations                                                                                      $0
--------------------------------------------------------------------------------------------------------------------
FTLD Customer Implementation                                                                                      $0
--------------------------------------------------------------------------------------------------------------------
CLI Implementation
--------------------------------------------------------------------------------------------------------------------
Career Testing Assistance                                                                                         $0
--------------------------------------------------------------------------------------------------------------------
Preventative Maintenance                                                                                          $0
--------------------------------------------------------------------------------------------------------------------
Billing Checks
--------------------------------------------------------------------------------------------------------------------
Site Admin                                                                                                        $0
--------------------------------------------------------------------------------------------------------------------
                                                                                                                  $0
====================================================================================================================
TOTAL ESTIMATED MANPOWER                                                                          X               $0
====================================================================================================================


=======================================================================================================================
                                                          COUNTRIES (YES/NO)
=======================================================================================================================
OTHER MISC. SERVICE REQUESTS     AMSTERDAM       AUCKLAND        BRUSSELS        COPENHAGEN      FRANKFURT       GENEVA
=======================================================================================================================

-----------------------------------------------------------------------------------------------------------------------
PTT Account Management
-----------------------------------------------------------------------------------------------------------------------
Regulatory Management
-----------------------------------------------------------------------------------------------------------------------

=======================================================================================================================
TOTAL
=======================================================================================================================

====================================================================================================================================
                                                          COUNTRIES (YES/NO)
====================================================================================================================================
OTHER MISC. SERVICE REQUESTS     HELSINKI      HONG KONG     LONDON    LISBON    LUXEMB    MADRID    BARCELONA     FTE*  PRICE TOTAL
====================================================================================================================================
                                                                                                                                  $0
------------------------------------------------------------------------------------------------------------------------------------
PTT Account Management                                                                                                            $0
------------------------------------------------------------------------------------------------------------------------------------
Regulatory Management                                                                                                             $0
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                                  $0
====================================================================================================================================
TOTAL                                                                                                                X            $0
====================================================================================================================================

====================================================================================================================================
                                                          COUNTRIES (YES/NO)
====================================================================================================================================
OTHER MISC. SERVICE REQUESTS     MANCHESTER      MILAN     OAK HILL     OSLO     SAO PAOLO    SINGAPORE      STOCKHOLM       SYDNEY
====================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
PTT Account Management
------------------------------------------------------------------------------------------------------------------------------------
Regulatory Management
------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================
TOTAL
====================================================================================================================================

====================================================================================================================
                                             COUNTRIES (YES/NO)
====================================================================================================================
OPS SERVICES REQUESTS            TAIPEI       TOKYO       TORONTO      VIENNA       ZURICH      FTE*     PRICE TOTAL
====================================================================================================================
                                                                                                                  $0
--------------------------------------------------------------------------------------------------------------------
PTT Account Management                                                                                            $0
--------------------------------------------------------------------------------------------------------------------
Regulatory Management                                                                                             $0
--------------------------------------------------------------------------------------------------------------------
                                                                                                                  $0
====================================================================================================================
TOTAL                                                                                             X               $0
====================================================================================================================

===================================================================================================================
AD-HOC/PROJECT REQUEST                                                                                     COST ($)
===================================================================================================================
Country                                                                                                       X
-------------------------------------------------------------------------------------------------------------------
Request (Include Plan No.)                                                                                    X
-------------------------------------------------------------------------------------------------------------------
                                                                                                              X
-------------------------------------------------------------------------------------------------------------------
Equant comments/Date                                                                                          X
===================================================================================================================
TOTAL
===================================================================================================================

Services Agreement for Switched Voice Miscellaneous Services

                              VOICE SERVICE INDEX

ALL NON DAILY SERVICES WILL BE TRACKED BY CTTS FOR REPORTING AND MONITORING, THIS WILL BE ACTIVATED DURING Q2 2002

------------------------------------------------------------------------------------------------------------------------------------
SERVICES                        MAN HOURS EFFORT        COMMENTS
------------------------------------------------------------------------------------------------------------------------------------
                                                        Definition of services
                                                        Localisation of cct problems (applying Loops / Dis)
                                                        Applying Tester to cct, BERT or voice Signalling tracting Correcting Local wiring problems (jumpers on DDF)
Trouble Tickets                                         Arranging access for vendor on site
                                                        Hardware swap of voice equipment
                                                        Booking cct out to PTT
                                                        Managing ticket with PTT updates and escalations as per ticket excellence in CTTS
------------------------------------------------------------------------------------------------------------------------------------
                                                        Definition of services
Daily Switch Log Check                                  Each business day mroning review switch log's for underlining issues
                                                        Raise any issues for resolution
------------------------------------------------------------------------------------------------------------------------------------
                                                        Definition of Service
Daily ASR Checks                                        Each business day morning review carrier ASR or degradation of service including trombones
                                                        Raise any issues to FTLD for Resolution via FTLD Process
------------------------------------------------------------------------------------------------------------------------------------
                                                        Definition of service Running
FTLD Network Implementation                             Jumpers and termination BERT cct testing on turn up
2M/bit & FTLD Customer                                  Accepting cct from provider Updating database
Implementation                                          Update Aravis System for FTLD Customers
                                                        As per FTLD Process
------------------------------------------------------------------------------------------------------------------------------------
                                                        Definition of Service
CLI Implementation                                      Ensure correct loading of Local CLI's for indirect access customers
------------------------------------------------------------------------------------------------------------------------------------
Carrier Customer Testing                                Definition of Service
Assistance                                              Local Technical Language Support during call testing
------------------------------------------------------------------------------------------------------------------------------------
                                                        Definition of Service
                                                        Perform Preventive mantenance as per FTLD Process
Preventive Maintenance                                  Examples
                                                        Filter changes on a rack
                                                        Backup Tape Changes
------------------------------------------------------------------------------------------------------------------------------------
                                                        Definition of Service
                                                        Checking trouble tickets of open BCR issues
BCR Loading                                             Loading BCR
                                                        As per FTLD defined Process
------------------------------------------------------------------------------------------------------------------------------------
                                                        Definition of Service
Billing Admin                                           Perform Daily checks on Aravis system
------------------------------------------------------------------------------------------------------------------------------------
                                                        Definition of Service
                                                        Voice site inspection - Area clean & tidy
Site Admin Task                                         No Facilities issues to endanger voice equipment
                                                        Visual check on batteries if supplied etc
                                                        Voice DDF is tidy
------------------------------------------------------------------------------------------------------------------------------------
                                                        Definition of Service
                                                        Tasks which have not been catered for in the above.
Voice Projects                                          This include switch upgrades ONP's
                                                        Amount of hours to be agreed depending on the project.
                                                        Ad Hoc Service request section to be filled in for the project
------------------------------------------------------------------------------------------------------------------------------------
                                                        Definition of Service
Carrier Account Management                              Account Management for a carrier
------------------------------------------------------------------------------------------------------------------------------------
                                                        Definition of Service
Regulatory Management                                   Management of Licence and Interconnect agreements incountry against current contract.
------------------------------------------------------------------------------------------------------------------------------------

Services Agreement for Switched Voice Miscellaneous Services



            APPENDIX 6 - EQUANT AND FT - FAULT MNGT ESCALATION LISTS



                        FTLD FAULT MNGT ESCALATION LIST

====================================================================================================================================
CTTS GROUPNAME                  ESCALATION_LEVEL              HOURS                      CONTACT                   TITLE
====================================================================================================================================
GLOBAL VOICE 1ST LEVEL SUPPORT          I              08:00-18:00 Mon-Fri             Glyn Prowse              Team Leader
------------------------------------------------------------------------------------------------------------------------------------
GLOBAL VOICE 1ST LEVEL SUPPORT          II        P1, 24 hr P2,3,4-7hrs by 5days       Evan Clarke                Manager
------------------------------------------------------------------------------------------------------------------------------------
GLOBAL VOICE 1ST LEVEL SUPPORT         III        P1, 24 hr P2,3,4-7hrs by 5days       Evan Clarke                Manager
------------------------------------------------------------------------------------------------------------------------------------
GLOBAL VOICE 1ST LEVEL SUPPORT          IV        P1, 24 hr P2,3,4-7hrs by 5days       John Gross                 Director
====================================================================================================================================
GLOBAL VOICE 2ND LEVEL SUPPORT          I                00:00-12:00 EST              VTAC Frankfurt           Senior Engineer
------------------------------------------------------------------------------------------------------------------------------------
GLOBAL VOICE 2ND LEVEL SUPPORT          I                12:00-23:59 EST                 VTAC USA              Senior Engineer
------------------------------------------------------------------------------------------------------------------------------------
GLOBAL VOICE 2ND LEVEL SUPPORT          II               00:00-12:00 EST           Alexander Evstafyev          VTAC Manager
------------------------------------------------------------------------------------------------------------------------------------
GLOBAL VOICE 2ND LEVEL SUPPORT          II               12:01-23:59 EST             Joe San-Nicolas            VTAC Manager
------------------------------------------------------------------------------------------------------------------------------------
GLOBAL VOICE 2ND LEVEL SUPPORT         III                    All                     Gary Cottage             Group Manager
------------------------------------------------------------------------------------------------------------------------------------
GLOBAL VOICE 2ND LEVEL SUPPORT          IV                    All                      John Gross                 Director
====================================================================================================================================
GLOBAL VOICE NMC                        I                     All                  Voice NMC Engineer            Engineer
------------------------------------------------------------------------------------------------------------------------------------
GLOBAL VOICE NMC                        II                5am-5pm GMT               Manfred Donack                Manager
------------------------------------------------------------------------------------------------------------------------------------
GLOBAL VOICE NMC                        II                5pm-5am GMT               Thomas Herbig                 Manager
------------------------------------------------------------------------------------------------------------------------------------
GLOBAL VOICE NMC                       III                    All                   Richard Ramharak           Group Manager
------------------------------------------------------------------------------------------------------------------------------------
GLOBAL VOICE NMC                        IV                    All                      John Gross                  Director
====================================================================================================================================
GLOBAL VOICE TAC VENDOR                 I                00:00-12:00 EST            VTAC Frankfurt             Senior Engineer
------------------------------------------------------------------------------------------------------------------------------------
GLOBAL VOICE TAC VENDOR                 I                12:00-23:59 EST              VTAC USA                 Senior Engineer
------------------------------------------------------------------------------------------------------------------------------------
GLOBAL VOICE TAC VENDOR                 II               00:00-12:00 EST           Alexander Evstafyev          VTAC Manager
------------------------------------------------------------------------------------------------------------------------------------
GLOBAL VOICE TAC VENDOR                 II               12:01-23:59 EST             Joe San-Nicolas            VTAC Manager
------------------------------------------------------------------------------------------------------------------------------------
GLOBAL VOICE TAC VENDOR                III                    All                     Gary Cottage             Group Manager
------------------------------------------------------------------------------------------------------------------------------------
GLOBAL VOICE TAC VENDOR                 IV                    All                      John Gross                 Director
====================================================================================================================================
GLOBAL VOICE TRANSLATIONS               I                     All                 Voice Translations On Call      On Call
------------------------------------------------------------------------------------------------------------------------------------
GLOBAL VOICE TRANSLATIONS               II                    All                     holger loeffert             Manager
------------------------------------------------------------------------------------------------------------------------------------
GLOBAL VOICE TRANSLATIONS              III                    All                      John Calder                Manager
------------------------------------------------------------------------------------------------------------------------------------
GLOBAL VOICE TRANSLATIONS               IV                    All                      John Calder                Manager
====================================================================================================================================
Fifth Level for all Groups               V                    All                       Ian Speed              Vice President
====================================================================================================================================




                        FTLD FAULT MNGT ESCALATION LIST

================================================================================
CTTS GROUPNAME                              MOBILE
================================================================================
GLOBAL VOICE 1ST LEVEL SUPPORT        +44(0)7836-727-298
--------------------------------------------------------------------------------
GLOBAL VOICE 1ST LEVEL SUPPORT        +44(0)7768-991-668
--------------------------------------------------------------------------------
GLOBAL VOICE 1ST LEVEL SUPPORT        +44(0)7768-991-668
--------------------------------------------------------------------------------
GLOBAL VOICE 1ST LEVEL SUPPORT          +1703-328-1909
================================================================================
GLOBAL VOICE 2ND LEVEL SUPPORT        +49 69 92901 540
--------------------------------------------------------------------------------
GLOBAL VOICE 2ND LEVEL SUPPORT        +49 69 92901 540
--------------------------------------------------------------------------------
GLOBAL VOICE 2ND LEVEL SUPPORT        +49 171 226 4951
--------------------------------------------------------------------------------
GLOBAL VOICE 2ND LEVEL SUPPORT         +1 703-216-4519
--------------------------------------------------------------------------------
GLOBAL VOICE 2ND LEVEL SUPPORT         +1703-201-8661
--------------------------------------------------------------------------------
GLOBAL VOICE 2ND LEVEL SUPPORT         +1703-328-1908
================================================================================
GLOBAL VOICE NMC                             N/A
--------------------------------------------------------------------------------
GLOBAL VOICE NMC                      +49-160-741 5746
--------------------------------------------------------------------------------
GLOBAL VOICE NMC                      +1 703 981 0826
--------------------------------------------------------------------------------
GLOBAL VOICE NMC                      +49 171 2264952
--------------------------------------------------------------------------------
GLOBAL VOICE NMC                      +1703-328-1908
================================================================================
GLOBAL VOICE TAC VENDOR               +49 69 92901 540
--------------------------------------------------------------------------------
GLOBAL VOICE TAC VENDOR               +49 69 92901 540
--------------------------------------------------------------------------------
GLOBAL VOICE TAC VENDOR               +49 171 226 4951
--------------------------------------------------------------------------------
GLOBAL VOICE TAC VENDOR                +1 703-216-4519
--------------------------------------------------------------------------------
GLOBAL VOICE TAC VENDOR                +1703-201-8661
--------------------------------------------------------------------------------
GLOBAL VOICE TAC VENDOR                +1703-328-1809
================================================================================
GLOBAL VOICE TRANSLATIONS           +49-69-9290-1655 24 hrs
--------------------------------------------------------------------------------
GLOBAL VOICE TRANSLATIONS               +49-171-8665438
--------------------------------------------------------------------------------
GLOBAL VOICE TRANSLATIONS               +1-571-277-2139
--------------------------------------------------------------------------------
GLOBAL VOICE TRANSLATIONS               +1-571-277-2139
================================================================================
Fifth Level for all Groups            +44(-0)-777-047-5451
================================================================================

Services Agreement for Switched Voice Miscellaneous Services

                     EQUANT/GCSC FAULT MNGT ECALATION LIST

------------------------------------------------------------------------------------------------------------------------------------
NORTH AMERICA - ATLANTA
------------------------------------------------------------------------------------------------------------------------------------
Level 1 Escalation       Group Leader - Mids      Steve Nurmi                Oak Hill         1-703-471-2670       1-703-447-8113
------------------------------------------------------------------------------------------------------------------------------------
Level 1 Escalation       Group Leader - Days      Mauricio Lainez            Oak Hill         1-703-689-6300
------------------------------------------------------------------------------------------------------------------------------------
Level 1 Escalation       Group Leader - Swings    Azim Jaghoori              Oak Hill         1-703-375-8327       1-703-966-0419
------------------------------------------------------------------------------------------------------------------------------------
Level 2 Escalation       Supervisor - Mids        Steve Nurmi                Oak Hill         1-703-471-2670       1-703-447-8113
------------------------------------------------------------------------------------------------------------------------------------
Level 2 Escalation       Supervisor - Days        Veronic Polk               Oak Hill         1-703-689-6300       1-703-966-0796
------------------------------------------------------------------------------------------------------------------------------------
Level 2 Escalation       Supervisor - Swings      Azim Jaghoori              Oak Hill         1-703-375-8327       1-703-966-0419
------------------------------------------------------------------------------------------------------------------------------------
Level 3 Escalation       Operating Manager        Mike Kimiecik              Oak Hill         1-703-471-2613       1-703-217-2877
------------------------------------------------------------------------------------------------------------------------------------
Level 4 Escalation       Head of CSC              Tim Anderson              Clearwater        1-727-533-3684       1-727-224-4994
------------------------------------------------------------------------------------------------------------------------------------
Level 5 Escalation       CSO Regional Head        Jim Macchiarola           Clearwater        1-727-533-3646       1-727-421-3666
------------------------------------------------------------------------------------------------------------------------------------
Level 6 Escalation       Head of CSO              Steve Fiveash               France          33 1 46 41 93 59     1 404 966 3027
------------------------------------------------------------------------------------------------------------------------------------
Level 7 Escalation       Head of CS&N             Jack Norris                 France          33 1 46 41 92 39     33 6 8532 6341
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
APA - SYDNEY
------------------------------------------------------------------------------------------------------------------------------------
Level 1 Escalation       Group Leader-            Se Jin Sohn                 Sydney          61-2-8220-959
------------------------------------------------------------------------------------------------------------------------------------
Level 1 Escalation       Group Leader-            Gina Renzi                  Sydney          61-2-8220-958
------------------------------------------------------------------------------------------------------------------------------------
Level 2 Escalation       Supervisor               Carol Lee                   Sydney          61-2-8220-1879       61-416-072-988
------------------------------------------------------------------------------------------------------------------------------------
Level 3 Escalation       Operating Manager        Greg Berry                  Sydney          61-2-8220-1876       61-407-805-060
------------------------------------------------------------------------------------------------------------------------------------
Level 4 Escalation       Head of CSC              Marion Oezmert              Sydney          61-2-9290-1532       61-4-3867-8547
------------------------------------------------------------------------------------------------------------------------------------
Level 5 Escalation       CSO Regional Head        Chee Beng Tan              Singapore        65-2-548-2551        65-9-664-4218
------------------------------------------------------------------------------------------------------------------------------------
Level 6 Escalation       Head of CSO              Steve Fiveash               France          33-1-46-41-93-59     1-404-966-3027
------------------------------------------------------------------------------------------------------------------------------------
Level 7 Escalation       Head of CS&N             Jack Norris                 France          33-1-46-41-92-39     33-6-8532-6341
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
EUMA - LONDON
------------------------------------------------------------------------------------------------------------------------------------
Level 1 Escalation       Group Leader             Duty Manager                Archway         44 207 512 6818
------------------------------------------------------------------------------------------------------------------------------------
Level 2 Escalation       Supervisor               Bill Crisman         Archway/Capital Place  44 207 512 6044      44 788 155 0615
------------------------------------------------------------------------------------------------------------------------------------
Level 3 Escalation       Operating Manager        Pierre Marmion              France          44 208 564 5090      33 6 75 24 7274
------------------------------------------------------------------------------------------------------------------------------------
Level 4 Escalation       Head of CSC              Didier Bessard                UK            44 208 730 1335      33 6 82 56 2858
------------------------------------------------------------------------------------------------------------------------------------
Level 5 Escalation       CSO Regional Head        Patricia Lindsay              UK            44 207 512 6085      44 777 595 1514
------------------------------------------------------------------------------------------------------------------------------------
Level 6 Escalation       Head of CSO              Steve Fiveash               France          33 1 46 41 93 59     1 404 966 3027
------------------------------------------------------------------------------------------------------------------------------------
Level 7 Escalation       Head of CS&N             Jack Norris                 France          33 1 46 41 92 39     33 6 8532 6341
------------------------------------------------------------------------------------------------------------------------------------

Services Agreement for Switched Voice Miscellaneous Services



                  APPENDIX 7 - REPORTING POINT OF CONTACT LIST

Housing KPI Reporting      John Gross                FT Global Voice Operations

Service Implementation

KPI  Reporting             Dirar Abu Saymeh          FT Capacity Management & Implementation

Voice Operations

KPI Reporting              John Gross                FT  Global Voice Operations

BCR KPI Reporting          Dirar Abu Saymeh          FT Capacity Management & Implementation

Finance Reporting          Pierre Chaunard           FT Voice Business Planning
                           Chris Edwards             FT VMP OPW Projects & Finance

Online Reporting           Charles Egzibo            FT Global Voice Operations

Services Agreement for Switched Voice Miscellaneous Services


                APPENDIX 8 : MINIMUM INVOICE DETAIL REQUIREMENTS

This appendix details the minimum supporting information that must be sent with each invoice to enable the invoice to be validated and approved / disputed. This information shall be provided according to a time schedule to be agreed between the Parties. The Minimum information is as follows:

VOICE TERMINATION

Cost Centre (e.g. 2A3376)
Carrier Name
Carrier invoice Number and date
Total Invoice cost ($) must be broken down by destination, rate and number of minutes during specified period.
Comments

Payment of termination will be in accordance with the Termination Payment Process to be finalised by 30th May 2002.

CALLING - CALLING LINK OCR

Wholesale Carrier circuits only.

Cost centre (e.g. 2A3376)
Country
A end Address
B end Address
Carrier Name
Cost in $
Type
Category
Account No

VOICE DOMESTIC TRANSMISSION

Circuits used for the sole purpose of interconnecting Voice switches within a country i.e. Manchester to Telehouse voice switches.

Cost centre (e.g. 2A3376)
Country
A end Address
B end Address
Carrier Name
Cost in $
Type
Category
Account No

VOICE INTERNAL TRANSMISSION & VOICE OWNED LINES

GO ID
Country From
Country To
City From
City To
POP From
POP To

Services Agreement for Switched Voice Miscellaneous Services


Line Speed
Segment Name
Status
Acquisition Date
Termination Date
Carrier name
Bearer ID
Term equip
Cost in $

Standard information currently provided today

VOICE NETWORK MAINTENANCE

Details of equipment that makes up EACH line item of invoice where the costs is greater $500.
Name of Supplier of maintenance agreement e.g. Nortel
Invoice Number
Contract e.g. Ref abc123
Country e.g. (UK)
Location Address of equipment e.g. Archway
Equipment / Service Description (DMS GSP Switch, Replace power supply)
Cost code 2AXXXX (if possible)
If test equipment serial number or some reference to identify kit
Owner of equipment or leased if not owned
Time of maintenance period
Cost in $

VOICE IRU DEPRECIATION

GO ID
Country From
Country To
City From
City To
POP From
POP To
Line Speed
Segment Name
Status
Acquisition Date
Termination Date
Carrier name
Bearer ID
Term equip
Cost in $

Standard information currently provided today

VOICE TRANSMISSION ON NGEN

Cost centre
Country
From
TO
Bandwidth
Channel ID
Cost ($/Mbps)
Cost ($)

Services Agreement for Switched Voice Miscellaneous Services


Standard information currently provided today

VOICE EQUIPMENT DEPRECIATION

Each line item must provide adequate description of asset. minimum information as follows:-

Asset No
Address
Description of Asset
Manufacturer of asset
Model No
Serial Number
Original cost
Asset Cost Code
Asset Number
Country
Cat Description
Currency
Date in Service
Depreciation Term
Cost in $

VOICE LEASED EQUIPMENT ( WHERE APPLICABLE)

List / description equipment that makes up line item.
Supplier of equipment
Address of equipment
If test equipment serial number or some reference to identify kit
Owner of equipment
lease start date
period of lease
Cost in $. Breakdown of any individual component costs > $500 If applicable copy of invoice.

5.   VOICE HOSTING SERVICES

Number of Racks
Location (Site & Country)
Cost in $ / Country

VOICE PERIOD EXPENSES.

Manpower based Services will be provided for within the full time equivalent rate by country. This rate shall include all manpower related costs such as facilities, trainings, overhead, salaries, ...

Details by country of any ad hoc costs for FT requested purchases shall be provided upon request.

The level of detail supporting the Service Fee invoice must be sufficient to be able to validate the invoice and based on the requirement detailed in Appendix 5 and any additional Service Order Forms. As appropriate details required as follows:-

Number of Trouble Tickets per month
Number of switch log checks
Number of ASR Checks
Number of BCR Loads

Services Agreement for Switched Voice Miscellaneous Services


Number of Network Implementations
Number of FTLD Customer Implementations
Number of CLI Implementations
Number of Preventative Maintenance activities completed per month
Number of days spent working on regulatory issues (State what FTLD specific related activities is undertaken)
Number of days spent working PTT issues (State what FTLD specific related activities is undertaken)
Number of man hours providing support for termination vendor invoice processing Number of Vendor invoice processed
Number of Vendor invoice disputes
Number of man hours supporting Global Calling billing activities
Number of customers billed
Number of Ad-Hoc / Project requests - Itemised project descriptions and man hours worked
Number of man hours proving procurement support
Number of man hours providing logistics support